                                                                   EXHIBIT 10.19

                                  $250,000,000
                                CREDIT AGREEMENT

                         dated as of February 23, 2001,

                                      among

                           STILLWATER MINING COMPANY,

                                as the Borrower,

                VARIOUS FINANCIAL INSTITUTIONS FROM TIME TO TIME
                                 PARTIES HERETO,

                                 as the Lenders,

                         N M ROTHSCHILD & SONS LIMITED,

                               as Technical Agent,

             WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH,

                             as Documentation Agent,

                         TORONTO DOMINION (TEXAS), INC.,

                            as Administrative Agent,

                                       and

                            TD SECURITIES (USA) INC.,

                              as the Lead Arranger.

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


                                                     ARTICLE I
                                         DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1.               Defined Terms.........................................................................1
SECTION 1.2.               Use of Defined Terms.................................................................37
SECTION 1.3.               Cross-References; Interpretation.....................................................37
SECTION 1.4.               Accounting and Financial Determinations..............................................37

                                                    ARTICLE II
                    COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT

SECTION 2.1.               Commitments..........................................................................38
SECTION 2.2.               Reduction of the Commitment Amounts..................................................39
SECTION 2.3.               Borrowing Procedures.................................................................40
SECTION 2.4.               Continuation and Conversion Elections................................................40
SECTION 2.5.               Funding..............................................................................41
SECTION 2.6.               Issuance Procedures..................................................................41
SECTION 2.7.               Loan Accounts; Notes.................................................................43

                                                    ARTICLE III
                                    REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1.               Repayments and Prepayments; Application..............................................44
SECTION 3.2.               Interest Provisions..................................................................48
SECTION 3.3.               Fees.................................................................................49

                                                    ARTICLE IV
                                      CERTAIN LIBO RATE AND OTHER PROVISIONS

SECTION 4.1.               LIBO Rate Lending Unlawful...........................................................50
SECTION 4.2.               Deposits Unavailable.................................................................50
SECTION 4.3.               Increased LIBO Rate Loan Costs, etc..................................................50
SECTION 4.4.               Funding Losses.......................................................................51
SECTION 4.5.               Increased Capital Costs..............................................................51
SECTION 4.6.               Taxes................................................................................52
SECTION 4.7.               Payments, Computations, etc..........................................................54
SECTION 4.8.               Sharing of Payments..................................................................55
SECTION 4.9.               Setoff...............................................................................55
SECTION 4.10.              Change of Lending Office.............................................................56
SECTION 4.11.              Replacement of Lenders...............................................................56

                                                     ARTICLE V
                                          CONDITIONS TO CREDIT EXTENSIONS

SECTION 5.1.               Initial Credit Extension.............................................................57
SECTION 5.2.               All Credit Extensions................................................................63

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                               Page
                                                                                                               ----


                                                    ARTICLE VI
                                          REPRESENTATIONS AND WARRANTIES

SECTION 6.1.               Organization, etc....................................................................64
SECTION 6.2.               Due Authorization, Non-Contravention, etc............................................64
SECTION 6.3.               Government Approval, Regulation, etc.................................................65
SECTION 6.4.               Validity, etc........................................................................65
SECTION 6.5.               Financial Information................................................................66
SECTION 6.6.               No Material Adverse Change...........................................................66
SECTION 6.7.               Litigation, Labor Controversies, etc.................................................66
SECTION 6.8.               Subsidiaries.........................................................................66
SECTION 6.9.               Ownership of Properties..............................................................67
SECTION 6.10.              Taxes................................................................................68
SECTION 6.11.              Pension and Welfare Plans............................................................68
SECTION 6.12.              Environmental Warranties.............................................................68
SECTION 6.13.              Accuracy of Information..............................................................70
SECTION 6.14.              Regulations U and X..................................................................70
SECTION 6.15.              Good Neighbor Agreement..............................................................70
SECTION 6.16.              Status of Obligations as Senior Indebtedness, etc....................................71
SECTION 6.17.              Mining Rights........................................................................71
SECTION 6.18.              Technology...........................................................................71
SECTION 6.19.              Supply Contracts.....................................................................72
SECTION 6.20.              Labor Matters........................................................................72
SECTION 6.21.              Utilities............................................................................72
SECTION 6.22.              Solvency.............................................................................72

                                                    ARTICLE VII
                                                     COVENANTS

SECTION 7.1.               Affirmative Covenants................................................................73
SECTION 7.2.               Negative Covenants...................................................................86

                                                   ARTICLE VIII
                                                 EVENTS OF DEFAULT

SECTION 8.1.               Listing of Events of Default.........................................................98
SECTION 8.2.               Action if Bankruptcy................................................................103
SECTION 8.3.               Action if Other Event of Default....................................................103

                                                    ARTICLE IX
                                                    THE AGENTS

SECTION 9.1.               Actions.............................................................................104
SECTION 9.2.               Funding Reliance, etc...............................................................105
SECTION 9.3.               Exculpation.........................................................................105
SECTION 9.4.               Successor...........................................................................105
SECTION 9.5.               Loans by the Agents.................................................................106
SECTION 9.6.               Credit Decisions....................................................................106

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                               Page
                                                                                                               ----


SECTION 9.7.               Copies, etc.........................................................................106
SECTION 9.8.               Reliance by Agents..................................................................107
SECTION 9.9.               Defaults............................................................................107
SECTION 9.10.              Application of Proceeds.............................................................107
SECTION 9.11.              Sub-Agents..........................................................................108
SECTION 9.12.              Release of Collateral...............................................................109
SECTION 9.13.              Documentation Agent.................................................................109

                                                     ARTICLE X
                                             MISCELLANEOUS PROVISIONS

SECTION 10.1.              Waivers, Amendments, etc............................................................110
SECTION 10.2.              Notices.............................................................................111
SECTION 10.3.              Payment of Costs and Expenses.......................................................112
SECTION 10.4.              Indemnification.....................................................................112
SECTION 10.5.              Survival............................................................................114
SECTION 10.6.              Severability........................................................................114
SECTION 10.7.              Headings............................................................................114
SECTION 10.8.              Execution in Counterparts, Effectiveness, etc.......................................114
SECTION 10.9.              Governing Law; Entire Agreement.....................................................114
SECTION 10.10.             Successors and Assigns..............................................................115
SECTION 10.11.             Sale and Transfer of Loans and Notes; Participations in Loans and Notes.............115
SECTION 10.12.             Other Transactions..................................................................119
SECTION 10.13.             Independence of Covenants...........................................................119
SECTION 10.14.             Forum Selection and Consent to Jurisdiction.........................................119
SECTION 10.15.             Waiver of Jury Trial................................................................120

                             SCHEDULES AND EXHIBITS

SCHEDULE I           -        Disclosure Schedule
SCHEDULE II          -        Percentages; LIBO Office; Domestic Office
SCHEDULE III         -        Insurance Threshold Amounts
SCHEDULE IV          -        Excluded Real Property

EXHIBIT A-1          -        Form of Revolving Note
EXHIBIT A-2          -        Form of Term A Note
EXHIBIT A-3          -        Form of Term B Note
EXHIBIT B-1          -        Form of Borrowing Request
EXHIBIT B-2          -        Form of Issuance Request
EXHIBIT C            -        Form of Continuation/Conversion Notice
EXHIBIT D            -        Form of Closing Date Certificate
EXHIBIT E            -        Form of Compliance Certificate
EXHIBIT F-1          -        Form of Counterparty Notice
EXHIBIT F-2          -        Form of Supply Contract Counterparty Notice
EXHIBIT G            -        Form of Borrower Security Agreement
EXHIBIT H            -        Form of Subsidiary Security Agreement
EXHIBIT I            -        Form of Mortgage
EXHIBIT J            -        Form of Subsidiary Guaranty
EXHIBIT K            -        Form of Intercompany Subordination Agreement
EXHIBIT L            -        Form of Lender Assignment Agreement
EXHIBIT M            -        Form of Officer's Solvency Certificate
EXHIBIT N-1          -        Form of Opinion of Counsel to the Obligors
EXHIBIT N-2          -        Form of Title Opinion
EXHIBIT N-3          -        Form of Opinion of Montana Counsel
                                 to the Obligors
EXHIBIT O            -        Form of Officer's Certificate
EXHIBIT P            -        Form of Mining Consultant's Certificate

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of February 23, 2001, is among STILLWATER MINING COMPANY, a Delaware corporation (the "Borrower"), the various financial institutions from time to time parties hereto (the "Lenders"), N M ROTHSCHILD & SONS LIMITED ("Rothschild"), as technical agent (in such capacity, the "Technical Agent"), WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as documentation agent (in such capacity, the "Documentation Agent"), TORONTO DOMINION (TEXAS), INC. ("TD"), as administrative agent (in such capacity, the "Administrative Agent"), and TD SECURITIES (USA) INC. ("TDSI"), as lead arranger.

                                   WITNESSETH:

         WHEREAS, the Borrower is engaged in the development, extraction, processing and refining of palladium, platinum, and associated metals from the J-M Reef (capitalized terms used in these recitals and not defined in these recitals to have the meanings set forth in Section 1.1 below);

         WHEREAS, the Borrower will continue the expansion of the underground mining complex (the "Nye Mine") in Nye, Montana (the "Nye Project") and continue the construction of the underground mining complex (the "East Boulder Mine"; each of the Nye Mine and the East Boulder Mine, a "Mine" and, collectively, the "Mines") within thirty-five miles of Big Timber, Montana (the "East Boulder Project") and will continue the expansion of its processing facilities at Columbus, Montana (the expansion of the processing facilities at Columbus, Montana, together with the Nye Project and the East Boulder Project, the "Project"), in each case, in accordance with the Mine Plans; and

         WHEREAS, the Lenders and the Issuers are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Loans to the Borrower and issue (or participate in) Letters of Credit;

         NOW, THEREFORE, the parties hereto agree as follows.

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Acquisition" means the acquisition, by purchase or otherwise, of all or substantially all of the assets (or any part of the assets constituting all or substantially all of a business or line of business) of any Person, whether such acquisition is direct or indirect, including through the acquisition of the business of, or Capital Stock of, such Person.

         "Additional Claims" is defined in Section 6.9(b).

         "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 9.4.

         "Affected Lender" is defined in Section 4.11.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. "Control" of a Person means the power, directly or indirectly,

                  (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing members or general partners (as applicable); or

                  (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

         "Agents" means, unless the context requires otherwise, the Administrative Agent and the Technical Agent.

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

                  (a) the Base Rate in effect on such day; and

                  (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate; provided that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

         "Annual Palladium Production" means, with respect to any calendar year ending on December 31 of such year, the Palladium Production for such year.

         "Annual Platinum Production" means, with respect to any calendar year ending on December 31 of such year, the Platinum Production for such year.

          "Annualized Basis" means, with respect to the determination of any amount for any period (for purposes of this definition, the "Subject Period"), the product obtained by multiplying

                  (a) the amount accrued during the period (i) commencing with (and including) the Closing Date, in the case of determining Interest Expense for purposes of clause (b)(i) of the definition of "Debt Service Coverage Ratio", or the date the relevant Force Majeure Event ceases to exist, in the case of determining palladium and platinum production levels for purposes of Section 8.1.14, and (ii) ending (and including) the last day of the Subject Period times

                  (b) the quotient obtained by dividing (i) 365 by (ii) the number of days (A) commencing with (and including) the Closing Date, in the case of determining Interest Expense for purposes of clause (b)(i) of the definition of "Debt Service Coverage Ratio", or the date the relevant Force Majeure Event ceases to exist, in the case of determining palladium and platinum production levels for purposes of
         Section 8.1.14, and (B) ending (and including) the last day of the Subject Period.

          "Applicable Commitment Fee" means at all times, with respect to the fee payable pursuant to Section 3.3.1, 50 basis points per annum.

         "Applicable Margin" means at all times during the applicable periods set forth below:

                  (a) with respect to Revolving Loans and Term A Loans, from the Effective Date to (but excluding) the date upon which a Compliance Certificate pursuant to clause (c) of Section 7.1.1 for the second full Fiscal Quarter to have commenced and ended after the Effective Date is delivered by the Borrower to the Administrative Agent, with respect to the unpaid principal amount of each

                           (i) Revolving Loan and Term A Loan maintained as a
                  Base Rate Loan, 1.50% per annum; and

                           (ii) Revolving Loan and Term A Loan maintained as a
                  LIBO Rate Loan, 2.50% per annum;

                  (b) with respect to Revolving Loans and Term A Loans, at all times from the date upon which the Compliance Certificate described in the immediately preceding clause (a) is delivered, with respect to the unpaid principal amount of each Revolving Loan and Term A Loan, the rate determined by reference to the applicable Debt to EBITDA Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", in the case of such Loans made or maintained as Base Rate Loans, or by reference to the applicable Debt to EBITDA Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans", in the case of such Loans made or maintained as LIBO Rate Loans:

                                          Applicable Margin for
               Debt to EBITDA                   LIBO Rate                    Applicable Margin for
                   Ratio                          Loans                         Base Rate Loans
          ---------------------------     ----------------------             ---------------------
                 < 1.50:1                       200.0 bps                          100.0 bps
          > or = to 1.50:1 and < 2.0:1          212.5 bps                          112.5 bps
          > or = to 2.0:1 and < 2.50:1          225.0 bps                          125.0 bps
             > or = to 2.50:1                   237.5 bps                          137.5 bps

                  (c) with respect to Term B Loans, at all times, 225 basis points, in the case of Term B Loans maintained as Base Rate Loans, and 325 basis points, in the case of Term B Loans maintained as LIBO Rate Loans.

The Debt to EBITDA Ratio used to compute the Applicable Margin for Revolving Loans and Term A Loans shall be the Debt to EBITDA Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent; changes in the Applicable Margin resulting from a change in the Debt to EBITDA Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause
(c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter (or within 90 days, in the case of the last Fiscal Quarter of the Fiscal Year), the Applicable Margin from and including the 46th (or 91st, as the case may be) day after the end of such Fiscal Quarter to, but not including, the date that the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Margin set forth above.

         "Assignee Lender" is defined in Section 10.11.1.

         "Assignment Threshold" means (a) with respect to a proposed assignment and delegation of Term A Loans and Term A Loan Commitments and/or Revolving Loans, Revolving Loan Commitments and related participations in Letters of Credit and Letter of Credit Outstandings to an Assignee Lender, an amount equal to $5,000,000; provided that the amount of any such assignment and delegation may be less than $5,000,000 so long as (i) the Administrative Agent consents to such lesser amount and (ii) after giving effect to such assignment and all other assignments to be made substantially concurrently therewith to such Assignee Lender or Related Funds of such Assignee Lender, such Assignee Lender or Related Funds of such Assignee Lender shall hold Term A Loans, Term A Loan Commitments and Revolving Loan Commitments in an aggregate amount of at least $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent), and (b) with respect to a proposed assignment and delegation of Term B Loans and Term B Loan Commitments to an Assignee Lender, an amount equal to $1,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent); provided that the amount of any such assignment may be less than $1,000,000 so long as after giving effect to such assignment and all other assignments to be made substantially concurrently therewith to such Assignee Lender, such Assignee Lender or Related Funds of such Assignee Lender shall hold Term B Loans or Term B Loan Commitments in an aggregate amount of at least $1,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent).

         "Authorized Officer" means, relative to any Obligor, those of its officers, general parties or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuers pursuant to Section 5.1.1.

          "Base Rate" means, at any time, the rate of interest then most recently established by the Administrative Agent in New York as its base rate for U.S. dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Borrower" is defined in the preamble.

         "Borrower Security Agreement" means the Security and Pledge Agreement executed and delivered by the Borrower for the benefit of the Secured Parties pursuant to the terms of this Agreement substantially in the form of Exhibit G hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.

         "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York, Denver, Colorado or Houston Texas; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the interbank eurodollar market of the Administrative Agent's LIBOR Office.

         "Capital Expenditures" means, for any period, the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets (including, and together with, capitalized mine development) made during such period which, in accordance with GAAP, would be classified as capital expenditures.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Effective Date.

         "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "Cash Equivalent Investment" means, at any time:

                  (a) any direct obligation of (or unconditionally guaranteed by) the United States of America or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States of America or a State thereof) maturing not more than one year after such time;

                  (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by

                           (i) a corporation (other than an Affiliate of any
                  Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody's,

                           (ii) any Lender (or its holding company) and rated
                  A-1 or higher by S&P or P-1 or higher or Moody's, or

                           (iii) the Administrative Agent (or its holding
                  company);

                  (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by

                           (i) any bank organized under the laws of the United
                  States (or any State thereof) and which has (x) a credit rating of A2 or higher from Moody's or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000,

                           (ii) any Lender which has (x) a credit rating of A2
                  or higher from Moody's or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000, or

                           (iii) the Administrative Agent; or

                  (d) any repurchase agreement having a term of 30 days or less entered into with the Administrative Agent or any Lender or commercial banking institution satisfying the criteria set forth in clause (c) which

                           (i) is secured by a fully perfected security interest
                  in any obligation of the type described in clause (a), and

                           (ii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder.

         "Casualty Event" means the damage, destruction, condemnation, taking, seizing or similar event, as the case may be, of any property of the Borrower or any of its Subsidiaries.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended (including as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499, 100 Stat. 1613).

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Change in Control" means

                  (a) the failure of the Borrower at any time to directly or indirectly own beneficially and of record on a fully diluted basis a sufficient number of the issued and outstanding Capital Stock of its Subsidiaries to have and exercise voting power for the election of at least a majority of the board of directors or other managing body of its Subsidiaries, such Capital Stock to be held free and clear of all Liens (other than Liens granted under the Loan Documents); or

                  (b) at any time any Person, or Persons acting in concert, shall become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock representing more than 30% of the Voting Stock of the Borrower or any Subsidiary; or

                  (c) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Borrower, as the case may be, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute 50% of the Board of Directors of the Borrower then in office; or

                  (d) the occurrence of any "Change of Control" (or similar term) under (and as defined in) any instrument, agreement or document evidencing terms relating to any Indebtedness of the Borrower or any Subsidiary.

         "Closing Date" is defined in Section 5.1.

         "Closing Date Certificate" means the closing date certificate executed and delivered by the Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit D hereto.

         "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

         "Commitment" means, as the context may require, a Lender's Term A Loan Commitment, Term B Loan Commitment, Revolving Loan Commitment or Letter of Credit Commitment.

         "Commitment Amount" means, as the context may require, the Term A Loan Commitment Amount, the Term B Loan Commitment Amount, the Revolving Loan Commitment Amount or the Letter of Credit Commitment Amount.

         "Commitment Letter" means the confidential letter, dated December 1, 2000, from TDSI to the Borrower.

         "Commitment Termination Date" means, as the context may require, the Term A Loan Commitment Termination Date, Term B Loan Commitment Termination Date or the Revolving Loan Commitment Termination Date.

         "Commitment Termination Event" means

                  (a) the occurrence of any Event of Default with respect to the Borrower described in clauses (a) through (d) of Section 8.1.9; or

                  (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of all or any portion of the
                  Loans to be due and payable pursuant to Section 8.3, or

                           (ii) the giving of notice by the Administrative
                  Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Compliance Certificate" means a certificate duly completed and executed by the chief financial or accounting Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

         "Construction Contract" means any agreement entered into between the Borrower or a Subsidiary and a Contractor relating to the design, engineering or construction of the Project which is filed with, or would be required to be filed with, the SEC as a "material contract" (as such term is described in Regulation S-K of the Securities Act of 1933).

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Contractor" means each Person (other than the Borrower) party to a Construction Contract.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Copyright Security Agreement" means any Copyright Security Agreement executed and delivered by any Obligor for the benefit of the Secured Parties in substantially the form of Exhibit D to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Counterparty Notice" means any duly completed notice from the Borrower in the form of Exhibit F-1 attached hereto.

         "Credit Extension" means, as the context may require,

                  (a) the making of a Loan by a Lender; or

                  (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.

         "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

         "Current Assets" means the total assets which would properly be classified as consolidated current assets of the Borrower and its Subsidiaries in accordance with GAAP.

         "Current Liabilities" means the total liabilities which would properly be classified as consolidated current liabilities of the Borrower and its Subsidiaries (other than the current portion of Indebtedness of the Borrower and its Subsidiaries that matures more than one year from the date of its creation (including the Loans) or matures within one year from such date and is renewable or extendable, at the option of the Borrower or one of its Subsidiaries, to a date more than one year from such date or arises under a revolving credit or similar agreement (including this Agreement) that obligates the lender or lenders thereunder to extend credit during a period of more than one year from such date).

         "Debt" means the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the nature referred to in clauses (a), (b),
(c), (g), (h) and (i) of the definition of Indebtedness; provided, however, that Indebtedness in respect of reclamation bonds, surety bonds, performance bonds and appeal bonds and letters of credit issued in lieu of such bonds (other than Letters of Credit issued under this Agreement which shall constitute dollar for dollar "Debt" for all purposes hereunder) shall constitute "Debt" only to the extent, and in the amount that, the aggregate face amount of all such reclamation bonds, surety bonds, performance bonds, appeal bonds and letters of credit issued on behalf of the Borrower and its Subsidiaries and outstanding at the time of determination exceeds $20,000,000.

         "Debt Service Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

                  (a) EBITDA for the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter,

         to

                  (b) the sum of

                           (i) all Interest Expense payments made during the
                  four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter (provided that, in the event the applicable four-Fiscal-Quarter period would include any period of time prior to the Closing Date, Interest Expense for the purposes of this clause (b)(i) shall be determined on an Annualized Basis);

         plus

                           (ii) scheduled repayments of the principal of
                  outstanding Debt (including Capitalized Lease Liabilities) made during the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter.

         "Debt to EBITDA Ratio" means, at any time, the ratio of

                  (a) Debt outstanding at such time

         to

                  (b) EBITDA computed for the period consisting of the four consecutive Fiscal Quarters ending on the last day of the most recent Fiscal Quarter with respect to which the Administrative Agent has received the financial statements required to be delivered to it pursuant to Section 7.1.1.

         "Debt to Equity Ratio" means, at any time, the ratio of

                  (a) Debt outstanding at such time
         to

                  (b) Shareholders' Equity as of the last day of the most recent Fiscal Quarter with respect to which the Administrative Agent has received the financial statements required to be delivered to it pursuant to Section 7.1.1.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Deferred Capital Expenditures" is defined in Section 7.2.7.

         "Disbursement" is defined in Section 2.6.2.

         "Disbursement Date" is defined in Section 2.6.2.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

         "Discount Rate" means, in connection with the calculation during any Fiscal Year of the present value of the minimum future lease payments described in Section 7.2.18, the sum of (i) the yield to maturity implied by the Treasury Constant Maturity Series yields for the latest day of the Fiscal Year immediately preceding such Fiscal Year, in Federal Reserve Statistical release
H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury Securities having a constant maturity equal to five years as of the last day of such Fiscal Year plus (ii) 280 basis points. Such yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

         "Disposition" (or correlative words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower's or its Subsidiaries' assets (including accounts receivables and Capital Stock of Subsidiaries) to any other Person in a single transaction or series of transactions.

         "Documentation Agent" is defined in the preamble.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such Lender's "Domestic Office" set forth opposite its name on Schedule II hereto or in a Lender Assignment Agreement, or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

         "Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

         "East Boulder Mine" is defined in the recitals.

         "East Boulder Project" is defined in the recitals.

         "EBITDA" means, for the Borrower and its Subsidiaries, for any applicable period, the sum (without duplication) of

                  (a) Net Income,

         plus

                  (b) the amount deducted by the Borrower and its Subsidiaries, in determining Net Income, representing Interest Expense,

         plus

                  (c) the amount deducted, in determining Net Income, of all federal, state, local and foreign income taxes (whether paid in cash or deferred) of the Borrower and its Subsidiaries,

         plus

                  (d) the amount deducted, in determining Net Income, representing non-cash charges, including depreciation, depletion and amortization of assets of the Borrower and its Subsidiaries,

         plus

                  (e) with respect to any such period which includes a Fiscal Quarter of the 2000 Fiscal Year, the aggregate amount deducted with respect to all Fiscal Quarters of the 2000 Fiscal Year included in such period in determining Net Income, as a result of the change in accounting principles arising from implementation of Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, provided that the aggregate amount added to Net Income for all such Fiscal Quarters pursuant to this clause (e) during the term of this Agreement does not exceed $8,500,000, minus

                  (f) the amount added, in determining Net Income, representing non-cash gains.

         "Economic Development Revenue Bond Resolution" means Resolution No. 191, dated as of March 3, 2000, as adopted by the Board of Investments of the State of Montana.

         "Economic Development Revenue Bond Tax Event" is defined in the definition of "Permitted Revenue Bond Indebtedness".

         "Economic Development Revenue Bonds" means the Economic Development Revenue Bonds sold and issued by the State of Montana pursuant to and as described in the Economic Development Revenue Bond Resolution.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

         "Eligible Assignee" means and includes each Lender (and any Affiliate thereof), any commercial bank, any financial institution, any fund that is regularly engaged in making, purchasing or investing in loans or any Person that would satisfy the requirements of an "accredited investor" (as defined in SEC Regulation D), but excluding a natural person.

         "Environmental Laws" means all applicable laws relating to public health and safety, pollution and protection of the environment, including laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including any petroleum product) into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including any petroleum product).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

         "Event of Default" is defined in Section 8.1.

         "Evergreen" means Evergreen, Inc., a Montana corporation.

         "Excess Cash Flow" means, for any Fiscal Quarter, the excess (if any) of:

                  (a) the sum (for such Fiscal Quarter), without duplication, of

                           (i) Net Income,

         plus

                           (ii) the amount deducted, in determining such Net
                  Income, representing non-cash charges, including depreciation, depletion and amortization of assets of the Borrower and its Subsidiaries,

         plus

                           (iii) the amount deducted, in determining such Net
                  Income, of all deferred federal, state, local and foreign income taxes of the Borrower and its Subsidiaries, plus

                           (iv) the amount deducted, in determining such Net
                  Income, representing a charge against income in respect of the termination of a Hedging Agreement during a Fiscal Quarter that preceded such Fiscal Quarter,

         plus

                           (v) the amount received in cash by the Borrower or
                  any Subsidiary in respect of the termination of a Hedging Agreement, to the extent such amount was not included in the determination of such Net Income,

         plus

                           (vi) the net decrease (if any) in Net Working
                  Capital,

         minus

                           (vii) the amount paid in cash by the Borrower or any
                  Subsidiary in respect of the termination of a Hedging Agreement, to the extent such amount was not included in the determination of Net Income for such Fiscal Quarter,

         minus

                           (viii) the amount added, in determining such Net
                  Income, representing deferred income in respect of the termination of a Hedging Agreement during a Fiscal Quarter that preceded such Fiscal Quarter,

         plus or minus, as the case may be,

                           (ix) in the case such Fiscal Quarter is the last
                  Fiscal Quarter of a Fiscal Year, the net amount of all adjustments to the amounts determined pursuant to the preceding clauses (i) through (vi) or the succeeding clause
                  (b) for the preceding three Fiscal Quarters resulting from the audit described in clause (b) of Section 7.1.1,

         over

                  (b) the sum (for such Fiscal Quarter), without duplication, of

                           (i) $60,000,000

         plus

                           (ii) the net increase (if any) in Net Working
                  Capital.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Real Property" means the real property known as the "Cathedral Mountain Ranch" and the "Circle T Ranch", as more specifically described on Schedule IV hereto.

         "Exemption Certificate" is defined in clause (e) of Section 4.6.

         "Existing Credit Facility" means the credit facilities provided for in the Credit Agreement dated as of March 10, 1999, among the Borrower, various financial institutions party thereto, and The Bank of Nova Scotia, as administrative agent for such institutions, as amended or otherwise modified through the date hereof.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by TD from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the confidential letter, dated December 1, 2000, from TDSI to the Borrower, as such letter may be amended or otherwise modified from time to time in accordance with the terms thereof.

         "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2000 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

         "Force Majeure Event" is defined in Section 7.2.1.

         "Ford" means Ford Motor Company, a Delaware corporation.

         "Ford Supply Contract" means the Palladium Sales Agreement, made and entered into on August 13, 1998, as amended by the First Amendment Agreement to the Palladium Sales Agreement, dated as of October 27, 2000, by and between the Borrower and Ford.

         "Foreign Pledge Agreement" means, collectively, each Security Agreement executed and delivered by the Borrower for the benefit of the Secured Parties pursuant to the Borrower Security Agreement pledging (or confirming under applicable law the pledge of) the Borrower's Capital Stock in a Foreign Subsidiary to the Administrative Agent for the benefit of the Secured Parties, in a form satisfactory to the Administrative Agent, in each case, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Foreign Subsidiary" means any Subsidiary of the Borrower (a) which is organized under the laws of any jurisdiction outside of the United States, (b) which conducts the major portion of its business outside of the United States and (c) all or substantially all of the property and assets of which are located outside of the United States.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "GM" means General Motors Corporation, a Delaware corporation.

         "GM Supply Contract" means the Palladium and Platinum Sales Agreement, made and entered into on August 17, 1998, as amended by the First Amendment Agreement to the Palladium and Platinum Sales Agreement, dated as of November 20, 2000, by and between the Borrower and GM.

         "Good Neighbor Agreement" means the Good Neighbor Agreement dated as of May 8, 2000, by and among the Borrower, Northern Plains Resource Council, a Montana not-for-profit corporation, Cottonwood Resource Council, a Montana not-for-profit corporation and Stillwater Protective Association, a Montana not-for-profit corporation.

         "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantor" means each Subsidiary that has executed and delivered to the Administrative Agent, for the benefit of the Secured Parties, a Subsidiary Guaranty.

         "Hazardous Material" means any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any Environmental Law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, including each of the following:

                  (a) those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances" or "solid waste" in CERCLA, the Resource Conservation and Recovery Act and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq.;

                  (b) those substances listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); and

                  (c) any material, waste or substance which is designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. or listed pursuant to Section 307 of the Clean Water Act, 33 U.S.C. Section 1317.

         "Hedging Agreements" means, collectively, currency exchange agreements, commodity swaps, exchange or futures agreements, interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, commodity hedging agreements, forward agreements and all other agreements or arrangements designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under Hedging Agreements.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

                  (a) which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

         "including" and "include" mean including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money or borrowed metals and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (b) (i) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, performance bonds, reclamation bonds, surety bonds, appeal bonds and similar obligations, in each case whether or not drawn, and (ii) banker's acceptances issued for the account of such Person;

                  (c) all Capitalized Lease Liabilities of such Person;

                  (d) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Hedging Obligations (it being understood and agreed that net liabilities (if any) of the Borrower under the Supply Contracts shall not constitute Indebtedness for purposes of this Agreement);

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (g) obligations arising under Synthetic Leases of such Person;

                  (h) Redeemable Capital Stock of such Person; and

                  (i) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Initial Supply Contacts" means the GM Supply Contract, the Ford Supply Contract and the Mitsubishi Supply Contract, in each case as attached to the Closing Date Certificate.

         "Insured Peril" is defined in Section 7.1.4.

         "Intercompany Subordination Agreement" means the Subordination Agreement, substantially in the form of Exhibit K hereto, executed and delivered by two or more Obligors pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Interest Expense" means, for any applicable period, the aggregate consolidated interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP, including (i) commitment fees paid or owed with respect to the then unutilized portion of any Commitment Amount, (ii) all other fees paid or owed with respect to the issuance or maintenance of Contingent Liabilities (including letters of credit), which, in accordance with GAAP, would be included as interest expense, (iii) the portion of any payments made in respect of Capitalized Lease Liabilities of the Borrower and its Subsidiaries allocable to interest expense and (iv) interest costs which have been capitalized in accordance with GAAP.

         "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

                  (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

         "Investment" means, relative to any Person,

                  (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person (excluding commission, travel, petty cash and similar advances to officers and employees made in the ordinary course of business);

                  (b) any Contingent Liability of such Person; and

                  (c) any Capital Stock held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

         "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

         "Issuer" means TD in its capacity as Issuer of the Letters of Credit. At the request of TD and with the Borrower's consent (not to be unreasonably withheld), another Lender or an Affiliate of TD may issue one or more Letters of Credit hereunder.

         "J-M Reef" means an extensive mineralized zone containing platinum group metals located in Stillwater and Sweet Grass Counties, Montana.

         "Key Unpatented Claims" is defined in Section 6.9(b).

         "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit L hereto.

         "Lender Default" means (i) the refusal (which has not been retracted) or other failure of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.6.1 when each other Lender under the relevant Tranche that is not an Affiliate of such Lender has not so refused or failed to make available or fund its portion of such Borrowing or payment or (ii) a Lender having notified the Borrower and/or the Administrative Agent in writing that it does not intend to comply with its obligations under Section 2.1 or 2.6.1 when no other Lender under the relevant Tranche that is not an Affiliate of such Lender has issued any such notification which is then in effect, including in the case of either clause (i) or (ii) as a result of any takeover of such Lender by any regulatory authority or agency.

         "Lender Hedging Agreement" means any Hedging Agreement entered into by the Borrower or any of its Subsidiaries with respect to which the counterparty to such agreement is (or, at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender, so long as a fully executed copy of such Hedging Agreement has been provided to the Administrative Agent within five Business Days of the effectiveness thereof.

         "Lenders" is defined in the preamble and, in addition, shall include any Person that becomes a Lender pursuant to Section 10.11.1.

         "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Technical Agent, the Administrative Agent, any Lender or any Issuer or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

                  (a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower's or any of its Subsidiaries' or any of their respective predecessors' properties;

                  (b) any misrepresentation, inaccuracy or breach of any warranty contained or referred to in Section 6.12;

                  (c) any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or

                  (d) the imposition of any lien for damages caused by, or the recovery of any costs for, the cleanup, release or threatened release of Hazardous Material by the Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

         "Letter of Credit" is defined in Section 2.1.2.

         "Letter of Credit Commitment" means, with respect to an Issuer, such Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each Revolving Loan Lender, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

         "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $10,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

                  (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

         plus

                  (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "LIBO Rate" means, with respect to any Interest Period for LIBO Rate Loans, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period in an amount approximately equal to the principal amount of the LIBO Rate Loans requested by the Borrower with such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBO Rate Loan for such Interest Period shall be the average rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

        LIBO Rate                   =                    LIBO Rate
                                          -----------------------------------------
        (Reserve Adjusted)                1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

         "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such Lender's "LIBOR Office" set forth opposite its name on
Schedule II hereto or in a Lender Assignment Agreement, or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

         "Loan Documents" means, collectively, this Agreement, each Note, the Letters of Credit, each Lender Hedging Agreement, the Commitment Letter, the Fee Letter, each agreement pursuant to which the Administrative Agent, for the benefit of the Secured Parties, is granted a Lien to secure the Obligations (including each Security Agreement and each Mortgage) and each other agreement, certificate, document or instrument delivered in connection with this Agreement or such other Loan Documents, whether or not specifically mentioned herein or therein.

         "Loans" means, as the context may require, a Revolving Loan, a Term A Loan or a Term B Loan, of any type.

         "Material Adverse Effect" means a material adverse effect on (i) the business, assets, condition (financial or otherwise), operations or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (ii) the rights and remedies of any Secured Party under any

Loan Document or (iii) the ability of any Obligor to perform its Obligations under any Loan Document.

         "Material Supply Contract Counterparty" means each of GM, Ford and Mitsubishi and each other Person which enters into a Material Supply Contract with the Borrower or any Subsidiary.

         "Material Supply Contracts" means, collectively, (i) each Initial Supply Contract and (ii) each contract pursuant to which the Borrower agrees to deliver 10% or more of the Borrower's Annual Palladium Production or Annual Platinum Production, as the case may be.

         "Mine" and "Mines" is defined in the recitals.

         "Mine Plan" means, with respect to any Mine (including related downstream facilities such as the processing facilities in Columbus, Montana), a five-year plan prepared by the Borrower setting forth, inter alia, annual operating and capital budgets; proposed construction, development, operation and closing of such Mine and any rehabilitation or reclamation work related thereto; exploitation, treatment, production, marketing and sale of all metals recovered from such Mine; and all administrative, technical, financial and commercial activities related thereto; provided that the initial year of each Mine Plan shall be separated into quarterly periods. Each Mine Plan shall be updated annually, in each case in accordance with clause (j) of Section 7.1.1; a Mine Plan may not otherwise be updated for purposes of determinations made under this Agreement and the other Loan Documents unless otherwise consented to by the Required Lenders.

         "Mining Consultant" means Behre Dolbear & Company, Inc., or such other consultant as the Technical Agent and Administrative Agent may, with the approval of the Required Lenders and the Borrower (which approval shall not be unreasonably withheld), engage on behalf of the Lenders in connection with the Project, including without limitation to assist the Technical Agent, the Administrative Agent and the Lenders in conducting due diligence, to examine the Mine Plans and specifications of the Project, all construction budgets and schedules, any proposed changes in such Mine Plans and specifications or budgets and schedules (including cost breakdowns and estimates), to make periodic inspections of the work of construction of the Project on behalf of the Lenders, to confirm compliance with Environmental Laws and to advise and render reports to the Technical Agent, the Administrative Agent and the Lenders concerning the same.

         "Mining Rights" means all interests in the surface of any lands, the minerals in (or that may be extracted from) any lands, all royalty agreements, water rights, patented and unpatented mining and millsite claims, fee interests, mineral leases, mining licenses, profits-a-prendre, joint ventures and other leases, rights-of-way, inurements, licenses and other rights and interests used by or necessary to the Borrower to construct, develop and operate the Mines, including, all rights to and interest in claims covering substantially all of the identified platinum-group-metals mineralized zone of the J-M Reef.

         "Mitsubishi" means Mitsubishi Corporation, a Japanese corporation.

         "Mitsubishi Supply Contract" means the Palladium and Platinum Sales Agreement, made and entered into on August 27, 1998, by and between the Borrower and Mitsubishi.

         "Monthly Payment Date" means the last day of each calendar month, or if any such day is not a Business Day, the next succeeding Business Day.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means each mortgage, deed of trust or agreement executed and delivered by any Obligor in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement in substantially the form of Exhibit I hereto (with such changes as may be necessary for filing or enforcement thereof in the state where the real property and fixtures subject thereto are located), under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Net Casualty Proceeds" means, with respect to any Casualty Event occurring after the date hereof, the amount of any insurance proceeds or condemnation or similar awards received by the Borrower or any of its Subsidiaries (or the Administrative Agent pursuant to any loss payee or similar provision) in connection therewith, but excluding (i) any proceeds or awards required to be paid to a creditor (other than any Secured Party) which holds a first-priority Lien permitted by Section 7.2.3 on the property which is the subject of such Casualty Event, (ii) any reasonable and customary costs, fees and expenses actually incurred in connection with the obtaining of such proceeds or awards which have been paid or are payable and (iii) any taxes actually paid or estimated by such Person (in good faith) to be payable in cash in connection with any adjustment or settlement in respect of such proceeds or awards; provided, however, that if, after the payment of all taxes with respect to such adjustment or settlement, the amount of estimated taxes, if any, pursuant to clause (iii) above exceeded the tax amount actually paid in cash in respect of such adjustment or settlement, the aggregate amount of such excess shall, at such time, constitute Net Casualty Proceeds.

         "Net Disposition Proceeds" means the excess of

                  (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from any sale, transfer or conveyance of assets permitted pursuant to clause (b) of Section 7.2.11 (collectively referred to herein for purposes of this definition as a "permitted disposition") and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Borrower or such Subsidiary in respect of any permitted disposition over

                  (b) the sum of

                           (i) all reasonable and customary fees and expenses
                  with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such permitted disposition which have not been paid (other than in the case of reasonable out-of-pocket expenses) to Affiliates of the Borrower;

         plus

                           (ii) all taxes and other governmental costs and
                  expenses actually paid or estimated by the Borrower or such Subsidiary (in good faith) to be payable in cash in connection with such permitted disposition;

         plus

                           (iii) payments made by the Borrower or such
                  Subsidiary to retire Indebtedness (other than the Loans) of the Borrower or such Subsidiary where payment of such Indebtedness is required in connection with such permitted disposition;

provided, however, that if, after the payment of all taxes with respect to such permitted disposition, the amount of estimated taxes, if any, pursuant to clause
(b)(ii) above exceeded the tax amount actually paid in respect of such permitted disposition, the aggregate amount of such excess shall be deemed to be Net Disposition Proceeds.

         "Net Equity Proceeds" means, with respect to the sale or issuance by the Borrower or any Subsidiary to any Person of any stock, warrants or options or the exercise of any such warrants or options, the excess of:

                  (a) the gross cash proceeds received by the Borrower or the Subsidiary from such sale, exercise or issuance,

         over

                  (b) all reasonable and customary underwriting discounts and commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of the Borrower in connection therewith;

provided, however, that Net Equity Proceeds shall not include (i) any cash proceeds received by a Subsidiary of the Borrower from the Borrower or a Wholly Owned Subsidiary of the Borrower or (ii) any cash proceeds received by the Borrower from directors, officers or employees of the Borrower or any of its Subsidiaries pursuant to any Borrower incentive, stock option or similar plan which are concurrently contributed to the common equity of the Borrower.

         "Net Income" means, for any period, the aggregate of all amounts (including all amounts in respect of any extraordinary gains and losses, but excluding any write-up of assets after December 31, 1997) which, in accordance with GAAP, would be included as net income on the consolidated financial statements of the Borrower and its Subsidiaries for such period.

         "Net Issuance Proceeds" means, as to any issuance of indebtedness for borrowed money by the Borrower or any of its Subsidiaries, the excess of:

                  (a) the gross cash proceeds received by the Borrower or such Subsidiary from such issuance,

         over

                  (b) all reasonable and customary fees and expenses with respect to underwriting commissions or fees, upfront, structuring or arrangement fees and legal, investment banking, commercial banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such issuance which have not (other than in the case of reasonable out-of-pocket expenses) been paid to Affiliates of the Borrower in connection therewith.

         "Net Working Capital" means, with respect to the Borrower, the excess of (a) Current Assets (excluding cash and Cash Equivalent Investments) over (b) Current Liabilities.

         "Non-Excluded Taxes" means any Taxes other than net income and franchise taxes imposed with respect to any Secured Party by a Governmental Authority under the laws of which such Secured Party is organized or in which it maintains its applicable lending office.

         "Non-U.S. Lender" means any Lender that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

         "Note" means, as the context may require, a Revolving Note, a Term A Note, or a Term B Note.

         "Nye Mine" is defined in the recitals.

         "Nye Project" is defined in the recitals.

         "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with this Agreement and each other Loan Document.

         "Obligor" means, as the context may require, the Borrower, any Subsidiary and each other Person (other than a Secured Party) obligated under any Loan Document.

         "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of Capital Stock.

         "Other Taxes" means any and all stamp, documentary or similar taxes, or any other excise or property taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

         "ounce" means a troy ounce equivalent to 31.1035 grams.

         "Palladium Production" means, for any period, the number of ounces of refined palladium in sponge form having a minimum purity of 99.95% produced by the Borrower and available for sale and delivery by the Borrower during such period.

         "Participant" is defined in Section 10.11.2.

         "Patent Security Agreement" means any Patent Security Agreement executed and delivered by any Obligor for the benefit of the Secured Parties in substantially the form of Exhibit A to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Percentage" means, as the context may require, any Lender's RL Percentage, Term A Percentage or Term B Percentage.

         "Permitted Acquisition" means an Acquisition (whether pursuant to a merger or an acquisition of stock, assets or otherwise) by the Borrower or any Subsidiary from any Person in which the following conditions are satisfied:

                  (a) immediately before and after giving effect to such Acquisition no Default shall have occurred and be continuing or would result therefrom (including under Section 7.2.1);

                  (b) consideration for such Acquisition shall be comprised of Capital Stock of the Borrower (other than Redeemable Capital Stock and Capital Stock that may require the payment of dividends (other than dividends payable in additional shares of such Capital Stock) prior to March 31, 2008), the assumption of Indebtedness permitted under clause
         (i) of Section 7.2.2 and/or cash and the aggregate amount of the consideration for such Acquisition (based on the fair market value of the Capital Stock issued, the amount of Indebtedness assumed and the cash expended in connection therewith), when added to the total aggregate amount of consideration for all other Acquisitions since the Effective Date, would not exceed $25,000,000, of which amount, no more than $5,000,000 in any single Acquisition (or $10,000,000 in the aggregate for all Acquisitions since the Effective Date) shall be or have been comprised of Indebtedness assumed and cash expended; and

                  (c) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such

         Acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such Acquisition and evidencing compliance with the covenants set forth in Section 7.2.4.

         "Permitted Lease Disposition" means the sale or transfer by the Borrower of equipment which has been acquired by the Borrower for the purpose of selling or transferring such equipment to a Person (the "lessor") that will lease such equipment back to the Borrower, so long as (i) such equipment is sold, or transferred to the relevant lessor within 90 days of the Borrower's acquisition thereof, (ii) such equipment is sold or transferred to the lessor for consideration equal to or greater than the consideration paid by the Borrower for such equipment and (iii) the lease resulting from such transaction is permitted under Section 7.2.18.

         "Permitted Liens" shall mean the Liens permitted pursuant to clauses
(a) through (k) of Section 7.2.3.

         "Permitted Revenue Bond Documents" means, in connection with the Permitted Revenue Bond Indebtedness, collectively, the loan agreement between the Borrower and the State of Montana, the indenture between the State of Montana and the trustee for the holders of the Economic Development Revenue Bonds, and each other instrument and agreement relating to the Permitted Revenue Bond Indebtedness or Economic Development Revenue Bonds, in each case, as amended, supplemented or amended and restated in accordance with clause (c) of
Section 7.2.12.

         "Permitted Revenue Bond Indebtedness" means Indebtedness in an aggregate principal amount not exceeding $30,000,000 incurred by the Borrower upon receipt of the proceeds of the Economic Development Revenue Bonds, to the extent such Indebtedness complies with the following terms:

                  (a) such Indebtedness is not secured by the assets of, or guaranteed by, any Obligor;

                  (b) no payments of principal (whether scheduled, mandatory or otherwise) shall be required prior to December 30, 2008 (provided that such terms may provide for such Indebtedness to be prepaid in the event the Economic Development Revenue Bonds are required to be redeemed prior to their final stated maturity as a result of a final nonappealable determination by the Internal Revenue Service or a Federal court determines that the interest paid or payable on any Economic Development Revenue Bond is or was includable in the gross income of any holder of such Economic Development Revenue Bond, other than a holder who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code (such event, an "Economic Development Revenue Bond Tax Event"));

                  (c) the documentation evidencing such Indebtedness does not contain (i) any provisions permitting the occurrence of an event of default as a result of the existence of a default or an event of default under the terms of any other indebtedness (including the Obligations), except in the case the maturity of such indebtedness is accelerated and the aggregate principal amount thereof exceeds $30,000,000; and (ii) any representations, warranties, covenants, events of default or other terms that are more burdensome on any Obligor than the representations, warranties, covenants, events of default or other terms contained in the Loan Documents (as determined by the Administrative Agent in its reasonable discretion); and

                  (d) the proceeds of such Indebtedness are used (or are committed to be used) by the Borrower to pay a portion of the costs and expenses incurred in connection with the Project consistent with the terms and conditions of the Economic Development Revenue Bond Resolution.

         "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Platinum Production" means, for any period, the number of ounces of refined platinum in sponge form having a minimum purity of 99.95% produced by the Borrower and available for sale and delivery by the Borrower during such period.

         "Pledged Subsidiary" means, at any time, each Subsidiary in respect of which the Administrative Agent, for the benefit of the Secured Parties, has been granted, at such time, a security interest in and to, or a pledge of, (i) any of the issued and outstanding shares of Capital Stock of such Subsidiary or (ii) any intercompany notes of such Subsidiary owing to the Borrower or another Subsidiary.

         "Probable Reserves" means, at any date, reserves of ore palladium and platinum at each Mine as determined and calculated in accordance with standards established from time to time by the SEC.

         "Pro Forma Balance Sheet" is defined in Section 5.1.6.

         "Project" is defined in the recitals.

         "Proven Reserves" means, at any date, reserves of ore palladium and platinum at each Mine as determined and calculated in accordance with standards established from time to time by the SEC.

         "Quarterly Payment Date" means the last day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

         "Redeemable Capital Stock" means Capital Stock of the Borrower or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or passage of time would be required to be redeemed (for consideration other than shares of common stock of the Borrower) on or prior to the one-year anniversary of the Stated Maturity Date (as such date may be amended from time to time), (ii) is redeemable at the option of the holder thereof (for consideration other than shares of common stock of the Borrower) at any time prior to such date or (iii) is convertible into or exchangeable for debt securities of the Borrower or any of its Subsidiaries at any time prior to such anniversary.

         "Refinancing" means, as to any Indebtedness, the incurrence of other Indebtedness to refinance such existing Indebtedness; provided that, in the case of such other Indebtedness, the following conditions are satisfied:

                           (i) the weighted average life to maturity of such
                  refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, and the first scheduled principal payment in respect of such refinancing Indebtedness shall not be earlier than the first scheduled principal payment in respect of the Indebtedness being refinanced;

                           (ii) the principal amount of such refinancing
                  Indebtedness shall be less than or equal to the principal amount then outstanding of the Indebtedness being refinanced;

                           (iii) the respective obligor or obligors shall be the
                  same on the refinancing Indebtedness as on the Indebtedness being refinanced;

                           (iv) the security, if any, for the refinancing
                  Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness);

                           (v) the refinancing Indebtedness is subordinated to
                  the Obligations to the same degree, if any, or to a greater degree as the Indebtedness being refinanced; and

                           (vi) no material terms applicable to such refinancing
                  Indebtedness or, if applicable, the related guarantees of such refinancing Indebtedness (including covenants, events of default, remedies, acceleration rights) shall be more favorable to the refinancing lenders than the terms that are applicable under the instruments and documents governing the Indebtedness being refinanced.

         "Reimbursement Obligation" is defined in Section 2.6.3.

         "Related Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Release" means a "release", as such term is defined in CERCLA.

         "Replacement Lender" is defined in clause (e) of Section 10.11.1.

         "Required Lenders" means, at any time,

                  (a) with respect to any provision of this Agreement or other Loan Document other than (i) the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to
         Section 8.3, (ii) any determination under Section 8.1.12 or (iii) the taking of any other remedial action under this Agreement or any other Loan Document, Lenders holding at least a majority of the sum of (A) the Revolving Loan Commitment Amount (or, following the Revolving Loan Commitment Termination Date, the aggregate principal amount of the Revolving Loans then outstanding plus the Letter of Credit Outstandings (after giving effect to the participation of the Lenders therein)) (B) the Term A Loan Commitment Amount (or, if the Term Loans have been made, the aggregate principal amount of the Term A Loans then outstanding) and (C) the Term B Loan Commitment Amount (or, if the Term Loans have been made, the aggregate principal amount of the Term B Loans then outstanding); provided, however, that any termination of the Revolving Loan Commitments pursuant to Section 8.3 shall only require Lenders having at least a majority of the Revolving Loan Commitment Amount, or

                  (b) with respect to (i) the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to
         Section 8.3, (ii) any determination under Section 8.1.12 or (iii) the taking of any other remedial action under this Agreement or any other Loan Document, Lenders holding at least a majority of the sum of the aggregate principal amount of outstanding Loans plus the Letter of Credit Outstandings (after giving effect to the participation of the Lenders therein).

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

         "Restricted Payment" means the declaration or payment of any dividend (other than dividends payable solely in common stock of the Borrower) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Borrower or any Subsidiary or otherwise.

         "Revolving Loan" is defined in Section 2.1.1.

         "Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Revolving Loans pursuant to Section 2.1.1.

         "Revolving Loan Commitment Amount" means, on any date, $50,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

         "Revolving Loan Commitment Termination Date" means the earliest of

                  (a) December 30, 2005;

                  (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clauses (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

         "Revolving Loan Lender" is defined in clause (a) of Section 2.1.1.

         "Revolving Note" means a promissory note of the Borrower payable to any Revolving Loan Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Revolving Loan Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "RL Percentage" means, relative to any Lender, the applicable percentage relating to Revolving Loans set forth opposite its name on Schedule II hereto under the Revolving Loan Commitment column or set forth in a Lender Assignment Agreement under the Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.1. A Lender shall not have any Revolving Loan Commitment if its percentage under the Revolving Loan Commitment column is zero (0%).

         "Rothschild" is defined in the preamble.

         "S&P" means Standard & Poor's Rating Services.

         "SEC" means the Securities and Exchange Commission.

         "Secured Parties" means, collectively, the Lenders, the Issuers, the Administrative Agent, the Technical Agent, each counterparty to a Lender Hedging Agreement that is (or at the time such Lender Hedging Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case) each of their respective successors, transferees and assigns.

         "Security Agreement" means, as the context may require, the Borrower Security Agreement and each Subsidiary Security Agreement and Foreign Pledge Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Shareholders' Equity" means, with respect to the Borrower at any date, on a consolidated basis for the Borrower and its Subsidiaries, the excess of

                  (a) the sum of common stock taken at par value, paid-in capital and accumulated earnings (or accumulated deficit) over

                  (b) treasury stock of the Borrower and, to the extent included in clause (a) above, minority interests in Subsidiaries of the Borrower.

         "Stated Amount" means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

         "Stated Expiry Date" is defined in Section 2.6.

         "Stated Maturity Date" means

                  (a) with respect to all Term A Loans, December 30, 2005;

                  (b) with respect to all Term B Loans, December 31, 2007; and

                  (c) with respect to all Revolving Loans, December 30, 2005.

         "Subordinated Debt" means Indebtedness of the Borrower in respect of any unsecured Indebtedness of the Borrower subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms satisfactory to the Required Lenders.

         "Subordinated Debt Documents" means, collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of Subordinated Debt, as amended, supplemented, amended and restated in accordance with Section 7.2.12.

         "Subordinated Notes" means, collectively, any promissory notes evidencing Subordinated Debt, as such notes or instruments may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.2.12.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which more than 50% of the outstanding securities (or other ownership interest) having ordinary voting power to elect the board of directors, managers or other voting members of the governing body of such corporation, limited liability company, partnership or other entity (irrespective of whether at the time securities (or other ownership interest) of any other class or classes of such corporation, limited liability company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

         "Subsidiary Guaranty" means each Subsidiary Guaranty executed and delivered by a Subsidiary pursuant to the terms of this Agreement, substantially in the form of Exhibit J hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Subsidiary Security Agreement" means, collectively, each Security Agreement executed and delivered by a Subsidiary in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the terms of this Agreement, in substantially the form of Exhibit H, in each case, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Substitute Lender" is defined in Section 4.11.

         "Substitution Notice" is defined is Section 4.11.

         "Supply Contract Counterparty" means each Material Supply Contract Counterparty and each other Person who enters into any Supply Contract with the Borrower or any Subsidiary.

         "Supply Contract Counterparty Notice" means a duly completed notice in the form of Exhibit F-2 attached hereto, with such modification thereto as may be agreed to by the Administrative Agent.

         "Supply Contracts" means, collectively, (i) each Material Supply Contract and (ii) each contract with a term of one year or more pursuant to which the Borrower agrees to deliver palladium or platinum to a Supply Contract Counterparty.

         "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

         "Taxes" means any and all income, stamp or other taxes, duties, levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

         "TD" is defined in the preamble.

         "TDSI" is defined in the preamble.

         "Technical Agent" is defined in the preamble and includes each other Person succeeding in such capacity.

         "Term A Loan" is defined in Section 2.1.3.

         "Term A Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Term A Loans pursuant to Section 2.1.3.

         "Term A Loan Commitment Amount" means, on any date, $65,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

         "Term A Loan Commitment Termination Date" means the earliest of

                  (a) February 28, 2001;

                  (b) the date on which the Term A Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Term A Loan Commitments shall terminate automatically and without any further action.

         "Term A Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term A Percentage" means, relative to any Lender, the applicable percentage relating to Term A Loans set forth opposite its name on Schedule II hereto under the Term A Loan Commitment column or set forth in a Lender Assignment Agreement under the Term A Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to
Section 10.11.1. A Lender shall not have any Term A Loan Commitment if its percentage under the Term A Loan Commitment column is zero (0%).

         "Term B Loan" is defined in Section 2.1.4.

         "Term B Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Term B Loans pursuant to Section 2.1.4.

         "Term B Loan Commitment Amount" means, on any date, $135,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

         "Term B Loan Commitment Termination Date" means the earliest of

                  (a) February 28, 2001;

                  (b) the date on which the Term B Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Term B Loan Commitments shall terminate automatically and without any further action.

         "Term B Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term B Percentage" means, relative to any Lender, the applicable percentage relating to Term B Loans set forth opposite its name on Schedule II hereto under the Term B Loan Commitment column or set forth in a Lender Assignment Agreement under the Term B Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to
Section 10.11.1. A Lender shall not have any Term B Loan Commitment if its percentage under the Term B Loan Commitment column is zero (0%).

         "Term Loans" means, collectively, the Term A Loans and the Term B
Loans.

         "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or the Administrative Agent shall have received immediately available funds in an amount equal to all Letter of Credit Outstandings, deposited in a cash collateral account with the Administrative Agent or its designee on terms satisfactory to the Administrative Agent), all Lender Hedging Agreements have been terminated and all Commitments shall have terminated.

         "Title Opinions" is defined in Section 5.1.17.

         "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and the unfunded amount of the Commitments.

         "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by any Obligor for the benefit of the Secured Parties substantially in the form of Exhibit B to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Tranche" means, as the context may require, the Term A Loans, the Term B Loans or the Revolving Loan Commitments/Revolving Loans.

         "Transaction" means the Project, the financing to be provided hereunder and all transactions related thereto.

         "Transaction Documents" means, collectively, the Loan Documents, the Initial Supply Contracts and the Construction Contracts, in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "U.C.C." means the Uniform Commercial Code as from time to time in effect in the State of New York.

         "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         "Wholly Owned Subsidiary" means any Subsidiary all of the outstanding common stock (or similar equity interest) of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

         SECTION 1.3. Cross-References; Interpretation. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition. References in this Agreement and in each other Loan Document to the term "law" shall be deemed to include any statute, law, code, rule, treaty, convention, regulation, order, decree, consent decree, injunction, directive, determination or other requirement (whether or not having the force of law, but, if not having the force of law, the compliance with which law would be prudent for the Person subject to such law) and, where applicable, any interpretation thereof by any Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof, whether national, federal, supranational, tribal, regional, state or local.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in clause (a) of Section
5.1.6. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication.

                                   ARTICLE II
                       COMMITMENTS, BORROWING AND ISSUANCe
                     PROCEDURES, NOTES AND LETTERS OF CREDIT

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the Issuers severally agree to make Credit Extensions as set forth below.

         SECTION 2.1.1. Revolving Loan Commitment. From time to time on any Business Day occurring from and after the Effective Date but prior to the Revolving Loan Commitment Termination Date, each Lender that has a Revolving Loan Commitment (referred to as a "Revolving Loan Lender"), will make loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's RL Percentage of the aggregate amount of each Borrowing of the Revolving Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

         SECTION 2.1.2. Letter of Credit Commitment. From time to time on any Business Day occurring from and after the Effective Date but prior to the Revolving Loan Commitment Termination Date, the Issuer will

                  (a) issue one or more standby letters of credit (relative to such Issuer, its "Letter of Credit") for the account of the Borrower or any Guarantor in the Stated Amount requested by the Borrower on such day; or

                  (b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Revolving Loan Commitment Termination Date and
         (y) unless otherwise agreed to by the Issuer in its sole discretion, one year from the date of such extension.

         SECTION 2.1.3. Term A Loan Commitment. In a single Borrowing on any Business Day occurring from and after the Effective Date but prior to the Term A Loan Commitment Termination Date, each Lender that has a Term A Loan Commitment will make loans (relative to such Lender, its "Term A Loans") to the Borrower equal to such Lender's Term A Percentage of the aggregate amount of the Borrowing of Term A Loans requested by the Borrower to be made on such day (with the commitment of each such Lender described in this clause herein referred to as its "Term A Loan Commitment"). No amounts paid or prepaid with respect to Term A Loans may be reborrowed.

         SECTION 2.1.4. Term B Loan Commitment. In a single Borrowing on any Business Day occurring from and after the Effective Date but prior to the Term B Loan Commitment Termination Date, each Lender that has a Term B Loan Commitment will make loans (relative to such Lender, its "Term B Loans") to the Borrower equal to such Lender's Term B Percentage of the aggregate amount of the Borrowing of Term B Loans requested by the Borrower to be made on such day (with the commitment of each such Lender described in this clause herein referred to as its "Term B Loan Commitment"). No amounts paid or prepaid with respect to Term B Loans may be reborrowed.

         SECTION 2.1.5. Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of

                  (a) all Revolving Loans

                           (i) of all Revolving Loan Lenders, together with the
                  aggregate amount of all Letter of Credit Outstandings, would exceed the then existing Revolving Loan Commitment Amount; or

                           (ii) of such Revolving Loan Lender, together with
                  such Lender's RL Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the then existing Revolving Loan Commitment Amount;

                  (b) all Term A Loans of all Lenders holding Term A Loan Commitments would exceed the Term A Loan Commitment Amount; or

                  (c) all Term B Loans of all Lenders holding Term B Loan Commitments would exceed the Term B Loan Commitment Amount.

         SECTION 2.1.6. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans then outstanding would exceed the Revolving Loan Commitment Amount.

         SECTION 2.2. Reduction of the Commitment Amounts. The Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

         SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the amount of the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount, the Term A Loan Commitment Amount, or the Term B Loan Commitment Amount on the Business Day so specified by the Borrower; provided, however, that all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000. Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of any Issuer.

         SECTION 2.2.2. Mandatory. The Revolving Loan Commitment Amount shall be automatically and permanently reduced in accordance with Section 3.1.2 without any further action.

         SECTION 2.3. Borrowing Procedures. Loans shall be made by the Lenders in accordance with Section 2.3.1.

         SECTION 2.3.1. Borrowing Procedure. By delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $2,000,000 and in integral multiple of $500,000, in the case of Base Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $100,000 or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (New York time) on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $2,000,000 and an integral multiple of $500,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 10:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably request on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date of a standby Letter of Credit, that an Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit in such form as may be requested by the Borrower and approved by such Issuer, solely for the purposes described in Section 7.1.7. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the thirtieth day preceding the Revolving Loan Commitment Termination Date or (ii) (unless otherwise agreed to by an Issuer, in its sole discretion) one year from the date of its issuance. Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues hereunder.

         SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by an Issuer pursuant hereto, and without further action, each Revolving Loan Lender (other than such Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage to make Revolving Loans, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Revolving Loan Lender shall, to the extent of its Percentage to make Revolving Loans, be responsible for reimbursing promptly (and in any event within one Business Day), whether or not any Default shall have occurred and be continuing, the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3. In addition, such Revolving Loan Lender shall, to the extent of its Percentage to make Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit (other than the issuance fees payable to an Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to Section
3.2 with respect to any Reimbursement Obligation. To the extent that any Revolving Loan Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

         SECTION 2.6.2. Disbursements. An Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., New York time, on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of the applicable Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Revolving Loans accruing on such amount) pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary).

         SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse an Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse an Issuer, each Revolving Loan Lender's obligation under Section 2.6.1 to reimburse an Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Revolving Loan Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against an Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

         SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default under Section 8.1.9 or any Default under clause (c) or (d) of Section 8.1.9 which, after the lapse of 60 days, would constitute an Event of Default or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

                  (a) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuers of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and

                  (b) the Borrower shall be immediately obligated to reimburse the Issuers for the amount deemed to have been so paid or disbursed by such Issuers.

Amounts payable by the Borrower pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.

         SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrower, each other Obligor and, to the extent set forth in Section 2.6.1, each Revolving Loan Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Revolving Loan Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor and each such Secured Party, and shall not put such Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be.

         SECTION 2.7. Loan Accounts; Notes. (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                  (a) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender, as applicable, a Note evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                                  ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments; Application. The Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms.

         SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan on its Stated Maturity Date. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

                  (a) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                           (i) any such voluntary prepayment of Loans of the
                  same type or Loans with the same Interest Period shall be made pro rata among the Lenders that made such Loans (and, in the case of Term A Loans and Term B Loans, applied pro rata against the remaining amortization payments for the Term Loans);

                           (ii) all such voluntary prepayments shall require at
                  least three (or, in the case of Base Rate Loans, one) but no more than five Business Days' prior written notice to the Administrative Agent; and

                           (iii) all such voluntary partial prepayments shall
                  be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $2,000,000 and an integral multiple of $500,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000; and

                           (iv) any voluntary prepayment of Term B Loans made on
                  or prior to the third anniversary of the Closing Date shall be subject to the payment of a premium, as set forth below:

                                    (a) 3.0% of the principal amount of Term B
                           Loans prepaid pursuant to this clause (a) of Section
                           3.1.1 on or prior to the first anniversary of the Closing Date;

                                    (b) 2.0% of the principal amount of Term B
                           Loans prepaid pursuant to this clause (a) of Section
                           3.1.1 subsequent to the first anniversary and prior to or on the second anniversary of the Closing Date; and

                                    (c) 1.0% of the principal amount of Term B
                           Loans prepaid pursuant to this clause (a) of Section
                           3.1.1 subsequent to the second anniversary and prior to or on the third anniversary of the Closing Date.

                  (b) On each date when the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and (ii) the aggregate amount of all Letter of Credit Outstandings exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Borrower shall make a mandatory prepayment of Revolving Loans and, if necessary, deposit cash collateral with the Administrative Agent or its designee pursuant to an agreement satisfactory to the Administrative Agent to collateralize Letter of Credit Outstandings, in an aggregate amount equal to such excess.

                  (c) Within three Business Days of the receipt by the Borrower or any Subsidiary of any Net Equity Proceeds, the Borrower shall deliver to the Administrative Agent a calculation of such Net Equity Proceeds and make a mandatory prepayment of the Term Loans in an amount equal to 50% of such Net Equity Proceeds, to be applied as set forth in
         Section 3.1.2.

                  (d) (i) The Borrower shall, concurrently with the receipt by the Borrower or any Subsidiary of Net Disposition Proceeds, make a mandatory prepayment of the Term Loans equal to 100% of such Net Disposition Proceeds, to be applied as set forth in Section 3.1.2; provided, however, that any such prepayment shall not be required if the total amount of such Net Disposition Proceeds, when added to all other Net Disposition Proceeds received by the Borrower or any Subsidiary in the same calendar year as such Net Disposition Proceeds and not yet applied in accordance with this Section 3.1, is less than $1,500,000 and no Default shall have occurred and be continuing.

                           (ii) The Borrower shall, following the receipt by the
                  Borrower or any Subsidiary (or the Administrative Agent pursuant to any loss payee or similar provision) of any Net Casualty Proceeds deliver to the Administrative Agent a calculation of the amount of such Net Casualty Proceeds and make a mandatory prepayment of the Term Loans equal to 100% of such Net Casualty Proceeds within 30 days of the receipt thereof to be applied as set forth in Section 3.1.2; provided, however, that no mandatory prepayment on account of Net Casualty

                  Proceeds shall be required under this clause if (A) the aggregate amount of Net Casualty Proceeds with respect to a Casualty Event will not exceed $250,000 and no Default has occurred and is continuing or (B) the Borrower informs the Administrative Agent in writing no later than 30 days following the occurrence of the Casualty Event resulting in such Net Casualty Proceeds of its or such Subsidiary's good faith intention to apply such Net Casualty Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property and the Borrower or such Subsidiary in fact uses such Net Casualty Proceeds to rebuild or replace such assets or property within 360 days following the receipt of such Net Casualty Proceeds, with the amount of such Net Casualty Proceeds unused after such 360-day period being applied to the Term Loans pursuant to Section 3.1.2; provided further, however, that, in the event in the case of the preceding clause (B) the aggregate amount of Net Casualty Proceeds with respect to a Casualty Event exceeds $1,000,000, such Net Casualty Proceeds shall be deposited in an account maintained with the Administrative Agent (or an agent on its behalf) to pay for such rebuilding or replacement and shall be disbursed at the request of the Borrower so long as a Default has not occurred and is then continuing at the time of such disbursement.

                  (e) The Borrower shall, concurrently with the receipt by the Borrower or any Subsidiary of any Net Issuance Proceeds arising from the incurrence of Indebtedness not otherwise permitted under Section 7.2.2, make a mandatory prepayment of the Term Loans equal to 100% of such Net Issuance Proceeds, to be applied as set forth in Section 3.1.2; provided, however, that compliance with this clause (e) shall not be construed as preventing the occurrence of an Event of Default under Section 8.1.3.

                  (f) Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year commencing with the 2003 Fiscal Year, and within 90 days after the end of each fourth Fiscal Quarter of each such Fiscal Year, the Borrower shall make a mandatory prepayment of the Term Loans in an amount equal to 50% of the Excess Cash Flow for such Fiscal Quarter; provided, however, that (i) any such prepayment shall not be required if the amount of such Excess Cash Flow, when added to the Excess Cash Flow of each prior Fiscal Quarter (but not any Fiscal Quarter prior to the first Fiscal Quarter of the 2003 Fiscal
         Year) with respect to which a prepayment under this clause (f) was not made, does not exceed $2,000,000 and no Default shall have occurred and be continuing and (ii) any such prepayment shall not be required to the extent the aggregate principal amount of Term Loans prepaid pursuant to this clause (f) would exceed $100,000,000.

                  (g) On the Stated Maturity Date and on each Quarterly Payment Date (commencing with June 30, 2001) occurring during each calendar year set forth below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount of the Term B Loans made on the Closing Date in an amount equal to the product of (i) the aggregate principal amount of such Term B Loans made on the Closing Date and (ii) the percentage set forth below opposite the relevant calendar year and
         (iii) in the case of 2001, 33%, and in the case of each subsequent calendar year, 25%:

                       Year                       Percentage
                       ----                       ----------
                       2001                            0.75%
                       2002                            1.00%
                       2003                            1.00%
                       2004                            1.00%
                       2005                            1.00%
                       2006                           45.00%
                       2007                           50.25%

                  (h) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

         Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by subclause (iv) of clause (a) of Section 3.1.1 or Section 4.4. No prepayment of principal of any Revolving Loans pursuant to clause (a) or (b) of this Section 3.1.1 shall cause a reduction in the Revolving Loan Commitment Amount.

         SECTION 3.1.2. Application. Amounts to be prepaid pursuant to Section
3.1.1 shall be applied as set forth in this Section.

                  (a) Subject to clause (b) below, each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of
         Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.

                  (b) In the case of any event described in clauses (c), (d),
         (e) or (f) of Section 3.1.1 that would require the mandatory prepayment of Loans, the amount of the proceeds arising from each such event shall be applied (i) first, to a mandatory prepayment of the outstanding principal amount of all Term A Loans and Term B Loans pro rata between the Term A Loans and Term B Loans (with the amount of such prepayment of the Term A Loans and the Term B Loans being applied to the remaining scheduled amortization payments of the Term A Loans and/or Term B Loans, in inverse order), pro rata among the holders of Term A Loans, in the case of prepayments of Term A Loans, and pro rata among the holders of Term B Loans, in the case of prepayments of Term B Loans, and (ii) second, once all Term Loans have been repaid in full, (A) to a permanent reduction of the Revolving Facility Commitment Amount in an amount equal to the portion of such proceeds arising from any of the events described in clauses (c), (d) or (e) of Section 3.1.1 that were not applied to the repayment of Term Loans pro rata among the Lenders holding Revolving Loan Commitments, and (B) to a mandatory prepayment of the outstanding principal amount of all Revolving Loans (and, in the event all Revolving Loans have been repaid, to the payment and/or cash collateralization of all Letter of Credit Outstandings) in an amount equal to the portion of such proceeds arising from an event described in clause (f) of Section 3.1.1 that were not applied to the repayment of Term Loans pro rata among the holders of Revolving Loans; provided, however, that in the case of any prepayment of Term B Loans made pursuant to clause (c),
         (d), (e) or (f) of Section 3.1.1, any Lender that has Term B Loans may elect not to have such Loans prepaid by delivering a notice to the Administrative Agent at least one Business Day prior to the date that such prepayment is to be made, in which notice such Lender shall decline to have such Loans prepaid with the amounts described above, in which case the amounts that would have otherwise been applied to a prepayment of such Lender's Term B Loans shall instead be applied in the manner set forth above to a prepayment of the principal amount (if any) of all outstanding Term A Loans until all outstanding Term A Loans have been prepaid in full, then, once all Term A Loans have been repaid in full, (x) to a permanent reduction in the Revolving Loan Commitment Amount in an amount equal to the portion of such proceeds arising from any of the events described in clauses (c), (d) or (e) of Section 3.1.1 that were not applied to the repayment of Term Loans pro rata among the Lenders holding Revolving Loan Commitments, and (y) to a mandatory prepayment of the outstanding principal amount of all Revolving Loans (and, in the event all Revolving Loans have been repaid, to the payment and/or cash collateralization of all Letter of Credit Outstandings) in an amount equal to the portion of such proceeds arising from an event described in clause (f) of Section 3.1.1 that were not applied to the repayment of Term Loans pro rata among the holders of Revolving Loans.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

         SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

         All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts and, for so long as such amounts remain unpaid and the Required Lenders (as defined in clause (b) of the definition thereof) do not otherwise provide, all other amounts outstanding hereunder at a rate per annum equal to the

Alternate Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans, plus an additional margin of 2%.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Stated Maturity Date therefor;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

                  (c) with respect to Base Rate Loans, on each Monthly Payment Date occurring after the date of the initial Borrowing hereunder;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period);

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the applicable Commitment Termination Date, a commitment fee in an amount equal to the Applicable Commitment Fee, in each case on such Lender's Percentage of the sum of the average daily unused portion of the applicable Commitment Amount (net of Letter of Credit Outstandings, in the case of the Revolving Loan Commitment Amount). All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Borrower in arrears on the Effective Date and thereafter on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on each applicable Commitment Termination Date.

         SECTION 3.3.2. Agent's Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates set forth in the Fee Letter.

         SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the applicable Issuer and each Revolving Loan Lender, a Letter of Credit fee in an amount equal to the then effective Applicable Margin for Revolving Loans maintained as LIBO Rate Loans, multiplied by the Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Revolving Loan Commitment Termination Date. The Borrower further agrees to pay to the applicable Issuer quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Revolving Loan Commitment Termination Date an issuance fee as agreed to by the Borrower and such Issuer.

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

                  (b) by reason of circumstances affecting it's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender and Issuer for any increase in the cost to such Lender or Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party's

Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Secured Party shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Secured Party within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Article III or otherwise;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor;

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. With such notice, the Lender shall provide the Borrower with a certificate outlining in reasonable detail the computations of any amounts claimed and the assumptions underlying such computations. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. The Borrower shall have no obligation to make a payment under this Section to a Secured Party unless such Lender shall have notified the Borrower of its demand therefor within 60 days of the date on which such Lender has obtained final internal financial statements with respect to the Fiscal Quarter of such Lender in which such loss or expense occurred.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Secured Party to the Borrower, the Borrower shall within five days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. With such notice, the Secured Party shall provide the Borrower with a certificate outlining in reasonable detail the computations of any amounts claimed and the assumptions underlying such computations. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. The Borrower shall have no obligation to make a payment under this Section to a Secured Party unless such Secured Party shall have notified the Borrower of its demand therefor within 60 days of the date on which such Secured Party has obtained final internal financial statements with respect to the Fiscal Quarter of such Secured Party as to which such additional amount or amounts are being claimed.

         SECTION 4.6. Taxes. The Borrower covenants and agrees as follows with respect to Taxes.

                  (a) Any and all payments by the Borrower under this Agreement and each other Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are required by law to be deducted or withheld from any payment required to be made by the Borrower to or on behalf of any Secured Party under any Loan Document, then:

                           (i) subject to clause (f), if such Taxes are
                  Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for herein or in such other Loan Document; and

                           (ii) the Borrower shall withhold the full amount of
                  such Taxes from such payment (as increased pursuant to clause
                  (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any and all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

                  (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

                  (d) Subject to clause (f), the Borrower shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party (whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority). Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided, however, that no Secured Party shall be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. The Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

                  (e) Each Non-U.S. Lender, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), shall deliver to the Borrower and the Administrative Agent either

                           (i) two duly completed copies of either (x) Internal
                  Revenue Service Form W-8BEN or (y) Internal Revenue Service Form W-8ECI, or in any such case an applicable successor form; or

                           (ii) in the case of a Non-U.S. Lender that is not
                  legally entitled to deliver either form listed in clause
                  (e)(i), (x) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not
                  (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and
                  (y) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form.

                  (f) The Borrower shall not be obligated to gross up any payments to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause
         (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or
         (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrower shall be obligated to gross up any payments to any such Lender pursuant to clause (a)(i), and to indemnify any such Lender pursuant to clause (d), in respect of United States federal withholding taxes if
         (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of the Borrower or (iii) the obligation to gross up payments to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrower.

         SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to this Agreement or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.8. Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Section 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of

                  (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to

                  (b) total amount so recovered from the purchasing Secured
         Party)

of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrower agrees that any Secured Party so purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Default described in clauses (a) through (d) of
Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

         SECTION 4.10. Change of Lending Office. Each Lender agrees that if it makes any demand for payment under Sections 4.3, 4.5 or 4.6, or if any introduction or change of the type described in Section 4.1 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in good faith in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 4.3, 4.5 or 4.6, or would eliminate or reduce the effect of any introduction or change described in Section 4.1.

         SECTION 4.11. Replacement of Lenders. If any Lender (an "Affected Lender") makes a demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6 (and the payment of such amounts are more onerous in the reasonable judgment of the Borrower than with respect to the other Lenders), or gives notice pursuant to Section 4.1 requiring a conversion of such Affected Lender's LIBO Rate Loans to Base Rate Loans or suspending such Lender's obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, the Borrower may, within 30 days of receipt by the Borrower of such demand or notice, as the case may be, give notice (a "Substitution Notice") in writing to such Affected Lender, the Administrative Agent and, in the case such Affected Lender has a Revolving Loan Commitment, the Issuer of its intention to replace such Affected Lender with an Eligible Assignee (a "Substitute Lender") designated in such Substitution Notice; provided, however, that no Substitution Notice may be given by the Borrower and no such replacement may occur if (i) such replacement conflicts or would conflict with any applicable law or regulation, (ii) unless the Administrative Agent otherwise consents, any Event of Default shall have occurred and be continuing at the time of the giving of such notice or the time of such replacement or (iii) prior to the giving of such notice or the time of any such replacement, such Lender shall have taken any necessary action under Section 4.3, 4.5 or 4.6 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.3, 4.5 or 4.6. If the Administrative Agent shall, in the exercise of its reasonable discretion and within five Business Days of its receipt of such Substitution Notice, notify the Borrower and such Affected Lender in writing that the Substitute Lender is satisfactory to the Administrative Agent and, in the case such Affected Lender has a Revolving Loan Commitment, the Issuer (each such consent not being required where the Substitute Lender is already a Lender), then such Affected Lender shall, subject to the payment of any amounts due to the Affected Lender pursuant to Section 4.4, assign, in accordance with Section 10.11.1, all of its Commitments, Loans, Notes (if any) and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) to such Substitute Lender; provided, however, that (i) such assignment shall be without recourse, representation or warranty (other than that such affected Lender owns the Commitments, Loans and Notes being assigned, free and clear of any Liens) and shall be on terms and conditions substantially similar to the terms set forth in the form of Lender Assignment Agreement attached hereto, (ii) the purchase price paid by such Substitute Lender shall be in the amount of such Affected Lender's Loans and its Percentage of outstanding

Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6, which amounts shall be paid by the Borrower as a condition to such assignment), owing to such Affected Lender hereunder and (iii) the Borrower shall pay to the Affected Lender and the Administrative Agent to the extent so requested all reasonable out-of-pocket expenses incurred by the Affected Lender and the Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 10.11.1). Upon the effective date of an assignment described above, the Substitute Lender shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

                                   ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS

         SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, the Issuer to fund the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1 (the date on which such conditions precedent are satisfied or waived by the Lenders being herein referred to as the "Closing Date").

         SECTION 5.1.1. Resolutions, etc. The Administrative Agent shall have received from each Obligor, as applicable, (i) a copy of a good standing certificate, as well as certificate(s) of qualification to do business in each foreign jurisdiction in which such Obligor conducts material operations, dated a date reasonably close to the Closing Date, for each such Person and (ii) a certificate, dated the Closing Date and with counterparts for each Lender, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

                  (a) resolutions of each such Person's Board of Directors (or other managing body, in the case of any Person that is not a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the Transaction applicable to such Person and the execution, delivery and performance of this Agreement, each other Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

                  (b) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to this Agreement and each other Loan Document to be executed by such Person; and

                  (c) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

         SECTION 5.1.2. Closing Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Closing Date Certificate, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct in each case, in all material respects. All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 5.1.3. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender's Notes duly executed and delivered by an Authorized Officer of the Borrower.

         SECTION 5.1.4. Payment of Outstanding Indebtedness, etc. All Indebtedness with respect to the Existing Credit Facility, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness shall have been released and the Administrative Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

         SECTION 5.1.5. Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced by the Administrative Agent.

         SECTION 5.1.6. Financial Information, etc. The Administrative Agent shall have received, with copies for each Lender,

                  (a) (i) the audited consolidated balance sheet and related audited consolidated statements of income and cash flow of the Borrower and its Subsidiaries for the 1999 Fiscal Year and (ii) the unaudited interim consolidated balance sheet and related unaudited consolidated statements of income and cash flow for each of the first three Fiscal Quarters of the 2000 Fiscal Year;

                  (b) a pro forma consolidated balance sheet of the Borrower and its Subsidiaries, as of the Closing Date (the "Pro Forma Balance Sheet"), certified by the chief financial or accounting Authorized Officer of the Borrower, giving effect to all aspects of the Transaction that have been consummated on or prior to such date, which balance sheet shall be reasonably satisfactory to the Administrative Agent and the Lenders; and

                  (c) projected seven-year financial information regarding the Borrower and its Subsidiaries, in form and substance satisfactory to the Administrative Agent.

         SECTION 5.1.7. Compliance Certificate. The Administrative Agent shall have received, with counterparts for each Lender, an initial Compliance Certificate on a pro forma basis (as if (i) Credit Extensions to be made on the Closing Date had been made as of September 30, 2000 and (ii) the aspects of the Transaction that have been consummated on or prior to the Closing Date had been consummated as of September 30, 2000, and as to such items therein as the Administrative Agent and the Lenders reasonably request, dated as of the Closing Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief executive, financial or accounting Authorized Officer of the Borrower.

         SECTION 5.1.8. Due Diligence by Mining Consultant. The Administrative Agent shall have received and be satisfied with the report of the Mining Consultant with respect to the Project, including with respect to the Borrower's actual and projected capital expenditures, operating costs, mine development schedules, proven and projected reserves and production volume for both the Nye Mine and the East Boulder Mine, as well as a review of the reports prepared by Bechtel Mining and Metals and MRDI.

         SECTION 5.1.9. Mine Plans. The Administrative Agent, the Mining Consultant and the Lenders shall be reasonably satisfied with the Borrower's Mine Plans for the Nye Mine and the East Boulder Mine.

         SECTION 5.1.10. Solvency, etc. The Administrative Agent shall have received, with counterparts for each Lender, a certificate duly executed and delivered by the chief financial or accounting Authorized Officer of the Borrower, dated as of the Closing Date, in the form of Exhibit M attached hereto.

         SECTION 5.1.11. Security Agreements. The Administrative Agent shall have received, with counterparts for each Lender, executed counterparts of the Borrower Security Agreement dated as of the date hereof, duly executed and delivered by an Authorized Officer of the Borrower and, in the event the Borrower has any Subsidiaries (other than Evergreen), executed counterparts of each Subsidiary Security Agreement dated as of the date hereof, duly executed and delivered by an Authorized Officer of each such Subsidiary, together with

                  (a) executed copies of Uniform Commercial Code financing statements (Form UCC-1), naming the Borrower and each such Subsidiary (if any) as a debtor and the Administrative Agent, on behalf of the Secured Parties, as the secured party, or other similar instruments or documents, to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests of the Administrative Agent pursuant to such Security Agreement;

                  (b) the applicable Perfection Certificate (as defined in such Security Agreement);

                  (c) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (except for Permitted Liens) of any Person

                           (i) in any collateral described in any Security
                  Agreement previously granted to any Person, and

                           (ii) securing any of the Indebtedness in respect to
                  the Existing Credit Facility,
         together with such other Uniform Commercial Code Form UCC-3 termination statements as the Administrative Agent may reasonably request from such Obligors;

                  (d) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Borrower and each Subsidiary (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which shall cover any collateral described in any Security Agreement except for Permitted Liens);

                  (e) (i) all applicable Counterparty Notices required to be delivered pursuant to Sections 3.6 and 4.10(i) of a Security Agreement and Sections 2.10 and 3.3(c) of a Mortgage (to the extent such notices may be obtained by the Borrower with the exercise of its commercially reasonable efforts) and (ii) all landlord lien notices with respect to each lessor of premises leased to the Borrower or any Subsidiary after the date of this Agreement with respect to the assets of the Borrower or any Subsidiary located on such premises;

                  (f) in the event the Borrower has any Subsidiaries, certificates evidencing all of the issued and outstanding shares of Capital Stock owned by the Borrower in each such Subsidiary or owned by any other Subsidiary, which certificates shall be accompanied by undated stock powers duly executed in blank; and

                  (g) all Pledged Notes (as defined in the Borrower Security Agreement and the Subsidiary Security Agreement, as applicable), if any, evidencing Indebtedness payable to the Borrower or to any Subsidiary duly endorsed to the order of the Administrative Agent, together with Uniform Commercial Code Financing Statements (or similar instruments) in respect of such Pledged Notes executed by the Borrower or a Guarantor to be filed in such jurisdictions as the Administrative Agent may reasonably request.

The Administrative Agent and its counsel shall be satisfied that (i) the Lien granted to the Administrative Agent, for the benefit of the Secured Parties in the collateral described above is a first priority (or local equivalent thereof) security interest; and (ii) no Lien exists on any of the collateral described above other than Permitted Liens and the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document.

         SECTION 5.1.12. Patent Security Agreement, Copyright Security Agreement and Trademark Security Agreement. The Administrative Agent shall have received the Patent Security Agreement, the Copyright Security Agreement and the Trademark Security Agreement, as applicable, each dated as of the date of the initial Credit Extension, duly executed and delivered by each Obligor that has delivered a Security Agreement.

         SECTION 5.1.13. Mortgage. The Administrative Agent shall have received counterparts of each Mortgage, dated as of the date hereof, duly executed by the Borrower, together with

                  (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien against the properties purported to be covered thereby;

                  (b) (i) mortgagee's title insurance policies with respect to property purported to be covered by each Mortgage (except patented and unpatented mining and millsite claims) in favor of the Administrative Agent for the benefit of the Secured Parties in amounts and in form and substance and issued by insurers reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders, insuring that title to such property is marketable and that the interests created by each Mortgage constitute valid, perfected first priority Liens thereon free and clear of all defects and encumbrances other than as approved by the Administrative Agent, and such policies shall also include a survey reading, and, if required by the Administrative Agent and if available, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic's lien endorsement and such other endorsements as the Administrative Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon, and (ii) the Title Opinions to be provided pursuant to Section 5.1.17(b) with respect to patented mining claims and Key Unpatented Claims purported to be covered by each Mortgage in favor of the Administrative Agent for the benefit of the Secured Parties addressed to the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent;

                  (c) U.C.C. financing statements related to the security interests created by each Mortgage, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such financing statements in the appropriate offices and records as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create valid, perfected first priority Liens against the improvements purported to be covered thereby; and

                  (d) such other approvals, opinions or documents as the Administrative Agent may reasonably request, including a current survey (or, in the case of property in respect of a Mine, the most recently completed mineral survey) of each property purported to be covered by a Mortgage in form and substance satisfactory to the Administrative Agent and the title insurer.

         SECTION 5.1.14. Subsidiary Guaranty. In the event the Borrower has any Subsidiaries (other than Evergreen), the Administrative Agent shall have received, with counterparts for each Lender, a Subsidiary Guaranty for the benefit of the Secured Parties, dated as of the date hereof, duly executed and delivered by each such Subsidiary.

         SECTION 5.1.15. Insurance. The Administrative Agent shall have received, with copies for each Lender, (a) certified copies of the insurance policies (or binders in respect thereof), from one or more insurance companies satisfactory to the Administrative Agent, evidencing coverage required to be maintained as of the Closing Date pursuant to Section 7.1.4 and each Loan Document, (b) a certificate from the Borrower's insurance broker, Hobbs Group, LLC, certifying that all insurance required pursuant to this Agreement to be maintained by the Borrower or the contracting parties described in clauses (b) and (c) of Section
7.1.4 is in full force and effect with no default by the Borrower, is (to the knowledge of such broker) fully paid and is not subject to cancellation without prior written notice to the Administrative Agent, and (c) a report from such insurance broker that concludes that the Borrower maintains insurance with financially sound and reputable insurance companies with respect to property and risks of a character usually maintained by Persons of comparable size engaged in the same or similar business and similarly situated and against loss, damage and liability of the kinds and in the amounts customarily maintained by such Persons.

         SECTION 5.1.16. Consents. To the extent requested by the Administrative Agent, the Administrative Agent shall have received copies of governmental and third party authorizations, approvals, permits or consents described in Section 6.3.

         SECTION 5.1.17. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Closing Date and addressed to the Administrative Agent and all Lenders, from

                  (a) Brobeck, Phleger & Harrison LLP, counsel to the Obligors, substantially in the form of Exhibit N-1 hereto;

                  (b) Davis, Graham & Stubbs LLP, special counsel to the Borrower, as to the title of the Borrower to the patented mining claims and Key Unpatented Claims described in Section 5.1.13(b)(ii), substantially in the form of Exhibit N-2 hereto (the "Title Opinions"); and

                  (c) Holland & Hart, Montana counsel to the Obligors, substantially in the form of Exhibit N-3 hereto.

         SECTION 5.1.18. Consents and Acknowledgements. The Administrative Agent has received from the Borrower (a) the letter from the Borrower to Franco-Nevada Mining Corporation ("Franco-Nevada") executed by Franco-Nevada whereby Franco-Nevada consents to, among other things, the execution and delivery of the Mortgage and the assignment of the Claims (as defined in such letter) by the Borrower to the Administrative Agent pursuant to the Mortgage as security for the Obligations and (b) the letter from the Borrower to William G. Mouat, Shirley M. Mouat, Fort Stockton Investments, Inc. and Mouat Nickel Mines, Inc. (collectively, the "Mouats") executed by the Mouats pursuant to which the Mouats consent to, among other things, the execution and delivery of the Mortgage and the assignment the Claims (as defined in such letter) by the Borrower to the Administrative Agent pursuant to the Mortgage as security for the Obligations. The Borrower has made all commercially reasonable efforts to obtain Counterparty Notices from all refiners, warehousemen and Specified Assigned Agreement Counterparties (as such term is defined in the Mortgage).

         SECTION 5.1.19. Supply Contract Counterparty Notices. The Administrative Agent shall have received evidence satisfactory to it that the Borrower has delivered to each Material Supply Contract Counterparty a Supply Contract Counterparty Notice and that the Borrower has used its reasonable best efforts to receive an executed acknowledgement of such Supply Contract Counterparty Notice from such Material Supply Contract Counterparty.

         SECTION 5.2. All Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.2.

         SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

                  (a) the representations and warranties set forth in Article VI and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

                  (b) no Default shall have then occurred and be continuing.

         SECTION 5.2.2. Credit Extension Request, etc. Subject to Section 2.3.1, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct in all material respects.

         SECTION 5.2.3. Officer's and Mining Consultant's Certificates. (a) In the case of a Credit Extension that is the making of a Revolving Loan or the issuance of (or the extension of the Stated Expiry Date of) a Letter of Credit that is requested at any time prior to April 15, 2001, after giving effect to such Credit Extension, the aggregate amount of Revolving Loans and Letter of Credit Outstandings shall not be in excess of $25,000,000.

                  (b) In the case of a Credit Extension that is the making of a Revolving Loan or the issuance of (or the extension of the Stated Expiry Date of) a Letter of Credit that is requested at any time after April 15, 2001, the Administrative Agent and the Technical Agent shall have received with respect to the Fiscal Quarter most recently ended prior to such requested Credit Extension:

                           (i) an officer's certificate in the form of Exhibit O
                  hereto certifying (with such supporting documentation as the Administrative Agent or the Technical Agent may reasonably require) that (i) the Capital Expenditures made or committed to be made by the Borrower and its Subsidiaries on or prior to the last day of such Fiscal Quarter are consistent in all material respects with the Capital Expenditures reflected in the

                  Borrower's Mine Plans and (ii) construction and development progress prior to the last day of such Fiscal Quarter with respect to the Project will permit the Borrower to satisfy the total ounces of Palladium Production and Platinum Production set forth in the Mine Plans for the periods set forth in such Mine Plans, and

                           (ii) a certificate from the Mining Consultant in the
                  form of Exhibit P hereto certifying that the Mining Consultant is satisfied with the contents of the Borrower's officer's certificate delivered pursuant to the immediately preceding subclause (i), provided that such certificates shall no longer be required following the attainment by the Borrower of combined Annual Palladium Production and Annual Platinum Production of at least 879,000 ounces.

         SECTION 5.2.4. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants to each Secured Party as set forth in this Article.

         SECTION 6.1. Organization, etc. The Borrower and each of its Subsidiaries is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it, the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, the Borrower's and each such other Obligor's participation in the consummation of all aspects of the Transaction, and the execution, delivery and performance by the Borrower or (if applicable) any Obligor of the agreements executed and delivered in connection with the Transaction are in each case within each such Person's powers, have been duly authorized by all necessary action, and do not

                  (a) contravene any such Person's Organic Documents;

                  (b) contravene any contractual restriction binding on or affecting any such Person;

                  (c) contravene (i) any court decree or order binding on or affecting any such Person or (ii) any law or governmental regulation binding on or affecting any such Person; or

                  (d) result in, or require the creation or imposition of, any Lien on any of such Person's properties (except as permitted by this Agreement).

         SECTION 6.3. Government Approval, Regulation, etc. (a) The Borrower has received, has timely applied for renewals of, or has the benefit of all governmental and third party authorizations, approvals, licenses, permits or consents (including those related to environmental matters) which are necessary or advisable: (i) for the execution, delivery and performance by the Borrower of the Loan Documents; (ii) in order to timely complete the Project and to operate the Nye Mine and the East Boulder Mine at a production capacity of 3000 and 2000 tons of ore, respectively, per day (and to conduct such construction as may be necessary to achieve such production levels); and (iii) in order to continue operations of the Borrower and its Subsidiaries. All such authorizations, approvals, licenses, permits and consents have been duly issued to and held by the Borrower and are in valid and good standing and in full force and effect, free of any material violation thereof, and all applicable waiting periods have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transaction or the financing thereof.

         (b) Other than the authorizations, approvals and consents described in
Section 6.3(a) above, no other authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the consummation of the Transaction or the due execution, delivery or performance by the Borrower or any other Obligor of any Loan Document to which it is a party, or for the due execution, delivery and/or performance of Transaction Documents, in each case by the parties thereto or the consummation of the Transaction. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. Validity, etc. This Agreement and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and each other Loan Document executed by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

         SECTION 6.5. Financial Information. The financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 5.1.6 have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information of each of the Borrower and its Subsidiaries furnished pursuant to
Section 7.1.1 have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         SECTION 6.6. No Material Adverse Change. There has been no material adverse change in the business, assets, financial condition, operations or prospects of the Borrower or any of its Subsidiaries since September 30, 2000.

         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower or its Subsidiaries, threatened litigation, action, proceeding or labor controversy

                  (a) except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Borrower any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7 which could reasonably be expected to have a Material Adverse Effect; or

                  (b) which purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document, the Transaction Documents or the Transaction.

         SECTION 6.8. Subsidiaries. The Borrower has no Subsidiaries, except

                  (a) Evergreen, and

                  (b) those Subsidiaries which are permitted to have been organized or acquired in accordance with Section 7.2.5 or 7.2.10.

As of the date hereof, Evergreen is a Wholly Owned Subsidiary that is not engaged in the conduct of any business, holds no assets (other than paid-in capital) and has no material liabilities (actual, unmatured or contingent). Evergreen is in the process of being dissolved and, following receipt of authorizations from Montana taxing authorities, will be dissolved.

         SECTION 6.9. Ownership of Properties. (a) The Borrower and each of its Subsidiaries owns (i) in the case of owned real property (other than unpatented mining and millsite claims), good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Permitted Liens.

         (b) (i) Subject to the paramount title of the United States, the matters described in Item 6.9(b) of the Disclosure Schedule, the existence of overlaps between unpatented claims and the rights of the United States and third parties to use the surface of unpatented mining and millsite claims under applicable laws, so long as such overlaps and rights do not interfere with the Borrower's use or development of such unpatented mining and millsite claims, (A) all unpatented mining and millsite claims material to the development and completion of any Mine or otherwise material to the Borrower (including the unpatented mining and millsite claims described in the legal opinion referred to in clause (b) of Section 5.1.17) (the "Key Unpatented Claims") have been properly located and monumented; (B) location notices and certificates have been properly posted and properly filed and recorded for each of the Key Unpatented Claims, including in the official records of the county in which such Key Unpatented Claim is situated and the authorized office of the Bureau of Land Management in accordance with applicable law (and all fees and charges payable in respect thereof have been properly and timely paid); (C) all filings and recordings required to maintain the Key Unpatented Claims in good standing through the date that this representation and warranty is being made, including evidence of proper performance of annual assessment work or payment of required claim maintenance fees, have been timely and properly made in all appropriate governmental offices; (D) assessment work, performed reasonably and in good faith in accordance with accepted industry practice, has been performed through the assessment year ending on September 1, 1992; and (E) all required annual claim maintenance fees and other payments necessary to maintain the Key Unpatented Claims through the assessment year ending on the immediately succeeding September 1 in accordance with applicable law have been timely and properly made (and all affidavits and other filings required by applicable state law for each such assessment year have been properly and timely made).

                  (ii) Subject to the paramount title of the United States, the matters described in Item 6.9(b) of the Disclosure Schedule, the existence of overlaps between unpatented claims and the rights of the United States and third parties to use the surface of unpatented mining and millsite claims under applicable laws, so long as such overlaps and rights do not interfere with the Borrower's use or development of such unpatented mining and millsite claims, to the Borrower's knowledge (A) all unpatented mining and millsite claims other than the Key Unpatented Claims (the "Additional Claims") have been properly located and monumented; (B) location notices and certificates have been properly posted and properly filed and recorded for each of the Additional Claims, including in the official records of the county in which such Additional Claim is situated and the authorized office of the Bureau of Land Management in accordance with applicable law (and all fees and charges payable in respect thereof have been properly and timely paid); (C) all filings and recordings required to maintain the Additional Claims in good standing through the date that this representation and warranty is being made, including evidence of proper performance of annual assessment work or payment of required claim maintenance fees, have been timely and properly made in all appropriate governmental offices; (D) assessment work, performed reasonably and in good faith in accordance with accepted industry practice, has been performed through the assessment year ending on September 1, 1992; and
        (E) all required annual claim maintenance fees and other payments necessary to maintain the Additional Claims through the assessment year ending on the immediately succeeding September 1 in accordance with applicable law have been timely and properly made (and all affidavits and other filings required by applicable state law for each such assessment year have been properly and timely made).

                  (iii) The foregoing representations in this subsection (b) do not include any representations concerning the existence of a discovery of valuable minerals within the boundaries of any individual Key Claim or Additional Claim, provided that it is acknowledged and agreed by the Borrower that this subsection (b)(iii) does not qualify or limit in any way the representations and warranties set forth in Section 6.13.

         (c) The Excluded Real Property does not include any Key Unpatented Claims, any interest in either Mine or the J-M Reef or any other interest material to, or necessary for, completion of the Project.

         SECTION 6.10. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be due and owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.12. Environmental Warranties. Except as set forth in Item
6.12 of the Disclosure Schedule (none of which items disclosed therein, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect):

                  (a) all facilities and property owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

                  (b) there are no pending or threatened claims, complaints, notices, inquiries or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of, or potential liability under, any Environmental Law which could reasonably be expected to result in liability for the Borrower and its Subsidiaries in an aggregate amount exceeding $2,500,000;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries (including Releases of Hazardous Materials into underlying groundwater) that have, or could reasonably be expected to have, a Material Adverse Effect;

                  (d) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or, to the Borrower's knowledge, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on any similar state lists of sites requiring investigation or clean-up of Hazardous Materials (such as the Superfund Site Tracking System pursuant to the Montana Comprehensive Environmental Cleanup and Responsibility Act) or on any state or federal lists of sites with leaking underground storage tanks ("LUSTs");

                  (e) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                  (f) neither the Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or, to the Borrower's knowledge, proposed for listing on the National Priorities List pursuant to CERCLA or on any similar state lists of sites requiring investigation or clean-up of Hazardous Materials (such as the Superfund Site Tracking System pursuant to the Montana Comprehensive Environmental Cleanup and Responsibility Act) which could reasonably result in a liability for the Borrower or any Subsidiary in an aggregate amount exceeding $2,500,000;

                  (g) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and

                  (h) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law (excluding any liability covered by a reclamation bond or letter of credit issued in lieu of a reclamation bond) exceeding $5,000,000.

         SECTION 6.13. Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of the Borrower or any other Obligor for purposes of or in connection with this Agreement or any transaction contemplated hereby (including the Transaction), contains any untrue statement of a material fact, and no other factual information hereafter furnished in writing in connection with this Agreement or any other Loan Document by the Borrower or any other Obligor to any Secured Party will contain any untrue statement of a material fact on the date as of which such information is dated or certified or, if the information so certified speaks as of another date, as of such date, and, as of the date of the execution and delivery of this Agreement by the Secured Parties, the factual information delivered prior to the date of execution and delivery of this Agreement does not, and the factual information hereafter furnished shall not on the date as of which such information is dated or certified or, if the information so certified speaks as of another date, as of such date, omit to state any material fact necessary to make any such information not misleading, in each case, in light of the circumstances in which such information was provided; provided that all of such information is to be viewed in conjunction with the reports, statements, schedules and registration statements included in filings made by the Borrower with the SEC prior to the delivery of such information, including disclosures made pursuant to the Private Securities Litigation Reform Act of 1995 to the extent provided to the Secured Parties. In furtherance, and not in limitation, of the preceding sentence, (i) the due diligence audit dated as of December 2000 prepared by the Mining Consultant in connection with the Project and delivered to the Borrower and the Secured Parties prior to the date hereof (the "Behre Dolbear Report") does not contain any untrue statement of a material fact in light of the circumstances in which such information was provided and (ii) all projections and estimates contained in any Mine Plan have been prepared in good faith and based on reasonable assumptions, and all projections and estimates hereafter furnished pursuant to the terms of this Agreement shall be prepared in good faith and based, as of the date so prepared, on reasonable assumptions; provided that all of such information, projections and estimates are to be viewed in conjunction with the reports, statements, schedules and registration statements included in filings made by the Borrower with the SEC prior to the delivery of such information, projections and estimates, including disclosures made pursuant to the Private Securities Litigation Reform Act of 1995 to the extent provided to the Secured Parties.

         SECTION 6.14. Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.15. Good Neighbor Agreement. Operation of the Good Neighbor Agreement will not have a Material Adverse Effect.

         SECTION 6.16. Status of Obligations as Senior Indebtedness, etc. The subordination provisions of the Subordinated Debt, if any, contained in the Subordinated Debt Documents are enforceable against the holders of the Subordinated Debt by the holder of any "Senior Debt" or similar term referring to the Obligations (as defined in the relevant Subordinated Debt Documents). All Obligations, including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute "Senior Debt" and "Designated Senior Debt" or similar terms relating to the Obligations (as defined in the relevant Subordinated Debt Documents) and all such Obligations are entitled to the benefits of the subordination created by the Subordinated Debt Documents. The Borrower acknowledges that the Administrative Agent, each Lender and each Issuer is entering into this Agreement and is extending its Commitments in reliance upon the subordination provisions of the Subordinated Debt Documents.

         SECTION 6.17. Mining Rights. The Borrower has acquired all Mining Rights, and has obtained such other surface and other rights as are necessary for access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps or ancillary facilities which are required in connection with the Project. All such Mining Rights and other rights are sufficient in scope and substance for the development of the Project as contemplated by the Mine Plans and no part of the purchase price payable in connection with the acquisition of such Mining Rights and other rights (other than royalty payments, if any, described in Item 6.17 of Disclosure Schedule) remain unpaid. All fixtures, equipment, facilities and improvements necessary for (i) the efficient and proper operation of the Nye Mine (as contemplated in the Mine Plan with respect to the Nye Mine and the Approvals (as defined in the Mortgage dated as of the date thereof) relating thereto), (ii) the efficient and proper construction, testing and operation of the East Boulder Mine (as contemplated in the Mine Plan with respect to the East Boulder Mine and the Approvals (as defined in the Mortgage dated as of the date hereof) relating thereto) and (iii) the efficient and proper construction, testing and operation of the Borrower's smelter and refinery located in Columbus, Montana are either located on lands encumbered by such Mortgage or will be located on lands encumbered by such Mortgage. The Borrower has all the Mining Rights necessary to mine the Proven Reserves and Probable Reserves reported in Section 6 of the Behre Dolbear Report (as defined in Section 6.13) or in the most recent update of the Borrower's Proven Reserves and Probable Reserves furnished in accordance with clause (k) of Section 7.1.1; all such Proven Reserves and Probable Reserves are located on or under lands to which such Mining Rights relate; a Mortgage encumbers and grants a Lien to the Administrative Agent, for the benefit of the Secured Parties, in all such Mining Rights; and all facilities and improvements (whether now existing or hereafter created or acquired) described or otherwise necessary for conducting the operations contemplated by the Mine Plans are or, in the case hereafter created or acquired, will be located entirely on real property as to which the representations and warranties set forth in Section 6.9 are true and correct and as to which the Administrative Agent, for the benefit of the Secured Parties, has been granted a Lien pursuant to a Mortgage.

         SECTION 6.18. Technology. The Borrower owns or has the right to use all technology and processes required to consummate the Transaction and to build and operate the Mines as contemplated by the Mine Plans. There are no material license agreements granting the Borrower or any other Person rights in any patented process or the right to use technical or secret know-how that are required for the consummation of the Transaction or the operation of the Mines.

         SECTION 6.19. Supply Contracts. The Borrower is in full compliance with the terms and provisions of each Supply Contract, and has not breached a provision of, or defaulted in any way under, any Supply Contract.

         SECTION 6.20. Labor Matters. (a) Neither the Borrower nor any Subsidiary is a party to any labor dispute and there are no strikes or walkouts relating to any labor contracts to which the Borrower or any of its Subsidiaries is a party or is otherwise subject; (b) there is no unfair labor practice complaint pending against the Borrower or any Subsidiary or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board that is reasonably likely to have a Material Adverse Effect; (c) there is no grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement pending against the Borrower or any Subsidiary or, to the knowledge of the Borrower, threatened against any of them that is reasonably likely to have a Material Adverse Effect; (d) no slowdown or stoppage is pending against the Borrower or any Subsidiary, or to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary, that is reasonably likely to have a Material Adverse Effect; (e) neither the Borrower nor any Subsidiary is engaged in any unfair labor practice that is likely to have a Material Adverse Effect; and (f) except as set forth in Item 6.20 of the Disclosure Schedule (none of which items disclosed therein, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect), there are no pending or threatened claims, complaints, notices, inquiries or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of, or potential liability under, any law relating to employee health and safety (including the Occupational Safety and Health Act, 29 U.S.C.A. Section 651 et. seq.) which could reasonably be expected to result in liability for the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000 (exclusive of amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover) or which could reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.21. Utilities. All utility services necessary for the construction and operation of the Project (including electrical and water supply) are available to the Project and the Borrower has entered into agreements on commercially reasonable terms for the providing of such services.

         SECTION 6.22. Solvency. Each of the Borrower and each Guarantor has (a) assets which have a present fair saleable value greater on a going-concern basis than its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (b) has sufficient cash flow to enable it to pay its debts as they mature and (c) does not have unreasonably small capital.

                                   ARTICLE VII
                                    COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower agrees with each Lender, each Issuer and the Administrative Agent that until the Termination Date has occurred, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish or cause to be furnished to the Administrative Agent (with sufficient copies for each Lender) copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by KPMG LLP (or Arthur Andersen, Deloitte & Touche, Ernst & Young, Price Waterhouse Coopers or any accounting firm resulting from the merger or combination of any of the foregoing), which shall include a calculation of Excess Cash Flow and of the financial covenants set forth in Section 7.2.4 and stating that, in performing the examination necessary to deliver the audited financial statements of the Borrower, no knowledge was obtained of any Event of Default;

                  (c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), (i) a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Borrower, showing compliance with the financial covenants set forth in Section 7.2.4 (and, commencing with the first Fiscal Quarter of the 2003 Fiscal Year, setting forth the calculation of Excess Cash Flow for such Fiscal Quarter) and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower or such Obligor has taken or proposes to take with respect thereto) and
         (ii) a summary with respect to the Fiscal Quarter as to which such Compliance Certificate is being delivered of (A) the ounces of palladium and platinum sold under each Material Supply Contract and all Supply Contracts in the aggregate, (B) with respect to ounces sold under Material Supply Contracts, the prices at which such ounces were sold, and with respect to ounces sold under other Supply Contracts, the highest and lowest prices at which such ounces were sold and (C) the Borrower's position under Hedging Agreements to which it is a party;

                  (d) as soon as possible and in any event within three days after the Borrower or any other Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower or such Obligor has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within three days after the Borrower or any other Obligor obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item
         6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto;

                  (f) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Obligor files with the SEC or any national securities exchange;

                  (g) promptly upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

                  (h) promptly following the mailing or receipt of any notice or report delivered under the terms of any Subordinated Debt, copies of such notice or report;

                  (i) as soon as available, and in any event within 30 days after the end of each calendar month, with a concurrent copy to the Technical Agent, (i) a monthly mine manager's report, which report shall include, among other information, a written discussion detailing a comparison of all operating and cost parameters on an actual versus budget basis (it being acknowledged and agreed by the Borrower that the first such monthly report to be delivered in any calendar year (commencing with the 2001 calendar year) shall contain a written discussion detailing a comparison of the operations of the Borrower and its Subsidiaries for the prior calendar year to the Mine Plans in effect during such calendar year) and (ii) a monthly management construction progress report, which report shall include, among other information, a written discussion detailing a comparison of actual construction progress with respect to each Mine to the planned development schedule for such Mine;

                  (j) as soon as available and, in any event, within 30 days (in the case of capital and operating budgets) and 90 days (in the case of Mine Plans) after the end of each

         Fiscal Year, with a concurrent copy to the Technical Agent, updated capital and operating budgets and Mine Plans. Each such Mine Plan that, in the opinion of the Technical Agent or the Administrative Agent, has a material variation from the previously prepared corresponding Mine Plan or the corresponding Mine Plan in effect on the Closing Date shall have been approved by the Administrative Agent and the Technical Agent, as provided in this clause (j) (it being acknowledged and agreed by the Borrower, the Lenders, the Technical Agent and the Administrative Agent that (i) any variation from the previously prepared corresponding Mine Plan or the corresponding Mine Plan in effect on the Closing Date that would be reasonably likely to result in a Default described in Section
         8.1.14 shall constitute a material variation for purposes of this clause (j) and (ii) the Technical Agent and the Administrative Agent may seek the advice of the Mining Consultant with respect to any or all aspects of each Mine Plan delivered hereunder);

                  (k) within 15 days of receipt thereof by the Borrower (with a concurrent copy to the Technical Agent), copies of each update to the Borrower's Proven Reserves and Probable Reserves prepared by a third party acceptable to the Administrative Agent, the Technical Agent and the Required Lenders (it being acknowledged and agreed by the Administrative Agent and the Lenders that Behre Dolbear & Company, Inc. is an acceptable third party). The initial update pursuant to this clause (k) shall be prepared no later than March 31, 2002 and, following the preparation thereof, at least annually thereafter and shall reflect year-over-year changes, including a reconciliation of actual tons and grade mined compared to projections for the areas mined and an explanation of any changes to the parameters related to the geologic model with respect to such reserves. The Borrower shall continue to report its Proven Reserves and Probable Reserves at each of the Nye Mine and the East Boulder Mine in each of its filings with the SEC on Form 10-K (which reports the Borrower acknowledges shall constitute, for the avoidance of doubt, information furnished to the Lenders for purposes of Section 6.13);

                  (l) notice of any unscheduled shutdowns of the mining and smelting operations of the Borrower and its Subsidiaries which might have a Material Adverse Effect;

                  (m) as soon as possible, but in no event later than 10 days after execution and delivery thereof, copies of each Supply Contract not previously delivered to the Administrative Agent;

                  (n) annually, not later than one month prior to the expiry of each insurance policy maintained by the Borrower and its Subsidiaries, information confirming the renewal of such policy and a summary of the insurance maintained thereunder, together with a certificate from a representative of the Borrower, with respect to the accuracy and completeness of such information and summary, and, if requested by the Administrative Agent, certificates addressed to the Administrative Agent from the companies issuing such insurance confirming the renewal of and specifying such insurance coverage and the Borrower's compliance with Section 7.1.4;

                  (o) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to, or as to compliance with, laws relating to employee health and safety (including the Occupational Health and

         Safety Act, 29 U.S.C.A. Section 651 et. seq.), to the extent conditions described in such claims, complaints, notices and inquiries could reasonably be expected to result in a liability for the Borrower and its Subsidiaries in an aggregate amount exceeding $2,500,000 and shall promptly resolve any material non-compliance with such laws and keep its property free of any Lien imposed by such laws; and

                  (p) such other financial and other information as any Lender or Issuer through the Administrative Agent may from time to time reasonably request (including hedging positions (if applicable), environmental assessment/audit reports, and other information and reports in such detail as the Administrative Agent or Technical Agent may reasonably request).

         SECTION 7.1.2. Maintenance of Existence; Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to,

                  (a) except as otherwise permitted by Section 7.2.10, preserve and maintain its legal existence; and

                  (b) comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all taxes, assessments and governmental charges imposed upon the Borrower or its Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or its Subsidiaries, as applicable.

         SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep:

                  (a) all its and their ownership, lease, use, license and other interests in the Project (including all unpatented and patented mining claims) as are necessary or advisable for the Borrower to be able to operate the Mines substantially in accordance with sound mining and business practice, in compliance with the Mortgages and in a manner such that the requirements of, and projections contained in, the Mine Plans can be achieved; and

                  (b) its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrower and its Subsidiaries may be properly conducted at all times, unless the Borrower or such Subsidiary determines in good faith that the continued maintenance of any such property is no longer economically desirable.

         SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by Persons of comparable size engaged in the same or similar business and similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such Persons and shall ensure that each refiner, processor, warehouseman, transporter or other Person that at any time has possession of any inventory or other assets of the Borrower or its Subsidiaries maintains insurance with financially sound and reputable insurance companies over such inventory or other assets with respect to property and risks of a character usually maintained by Persons of comparable size engaged in the same or similar business and similarly situated against loss, damage and liability of the kinds and in the amounts customarily maintained by such Persons. In any event, the following insurance will be maintained as indicated below.

                  (a) Borrower's Insurance. The Borrower will maintain at a minimum (with respect to itself and each of its Subsidiaries):

                           (i) Property, Boiler & Machinery & Business
                  Interruption Insurance. Insurance (including loss of use of operating facilities and business interruption insurance) against loss (including loss of profits) and damage covering all of the tangible real and personal property and improvements of the Borrower and each of its Subsidiaries (including tunnel boring machines) by reason of any Insured Peril (as defined below) for an amount not less than $350,000,000, and as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy.

                           (ii) Comprehensive General Liability Insurance,
                  Workers' Compensation and/or Umbrella/Excess Insurance. A general liability policy against claims for bodily injury, death or property damage and products and completed operations liability occurring on, in or about the properties owned or operated by the Borrower and its Subsidiaries (and adjoining streets, sidewalks and waterways) and workers' compensation insurance and employers' liability insurance covering the Borrower and its Subsidiaries, in amounts and coverages comparable in all respects with insurance carried by responsible owners and operators of businesses similar to those of the Borrower and its Subsidiaries and for property similar in use in the jurisdictions where such properties are located, but in no event less than $20,000,000 inclusive per occurrence and in the aggregate, and such insurance shall contain all standard extensions customary for such policy.

                           (iii) Automobile Liability Insurance for Bodily
                  Injury and Property Damage. Insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by the Borrower or any of its Subsidiaries) at any time located at, or used in connection with, its properties or operations in such amounts as are then customary for vehicles used in connection with similar properties and businesses and to the extent required by law, but in no event less than $1,000,000 combined single limit liability.

                  (b) Third Party Construction Insurance. The Borrower will ensure that each Person contracted by the Borrower or any of its Subsidiaries to perform construction or related services with respect to, or to provide equipment with respect to, the Project maintains at a minimum the following insurance:

                           (i) Equipment Insurance. Contractors equipment
                  insurance covering equipment and tools, owned, rented or leased, for the full cost of replacement of such equipment on an "all risks" basis.

                           (ii) Comprehensive General Liability Insurance. A
                  general liability policy with limits of not less than the Applicable GL Threshold (as defined below) inclusive per occurrence against claims for bodily injury, death or property damage including loss of use thereof. Coverage shall specifically include, but not be limited to, coverage for damage to property adjacent to the property owned or operated by the Borrower or its Subsidiaries. Such insurance shall contain all standard extensions customary for such policy and a waiver by the insurer of subrogation rights against the Borrower. For purposes of this Section 7.1.4, "Applicable GL Threshold" means (i) with respect to any Person described in Part A of Schedule III attached hereto, the amount set forth opposite such Person's name and (ii) with respect to any other Person, $2,000,000.

                           (iii) Workers' Compensation and Employers' Liability
                  Insurance. Workman's compensation insurance as required under applicable law covering all persons employed by the insured, including, but not limited to, state workers' compensation, and employers' liability insurance with a limit of not less than the Applicable GL Threshold (as defined above).

                           (iv) Automobile Liability Insurance for Bodily Injury
                  and Property Damage. Insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by such Person) at any time located at, or used in connection with, the property owned or operated by the Borrower or its Subsidiaries in such amounts as are then customary for vehicles used in connection with similar properties and businesses and to the extent required by law, but in no event less than the Applicable AL Threshold (as defined below) per accident. Such insurance shall contain a waiver by the insurer of subrogation rights against the Borrower. For purposes of this paragraph, "Applicable AL Threshold" means (i) with respect to any Person described in Part B of Schedule III attached hereto, the amount set forth opposite such Person's name and (ii) with respect to any other Person, $2,000,000.

                  (c) Third Party Engineering/Design Insurance. The Borrower will ensure that each Person contracted by the Borrower or any of its Subsidiaries to perform engineering and/or design or related services with respect to the Project maintains at a minimum professional liability insurance relating to errors and omissions in an amount not less than the Applicable Professional Threshold (as defined below) in the aggregate per such Person covering a period until the fourth anniversary of the Effective Date. For purposes of this paragraph, "Applicable Professional Threshold" means (i) with respect to any Person described in Part C of Schedule III attached hereto, the amount set forth opposite such Person's name and (ii) with respect to any other Person, $2,000,000.

All such insurance shall be written by financially responsible companies selected by the Borrower and (except for automobile insurance) having an A.M. Best rating of "A" or better (or, in the case of companies providing the insurance described in clauses (b) or (c) above, "A-" or better) and being in a financial size category of VII or larger (or an equivalent rating of any successor publication of a similar nature), or by other companies acceptable to the Administrative Agent, and (other than workers' compensation) shall name the Administrative Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section 7.1.4 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Administrative Agent and shall also provide that the interests of the Administrative Agent and the Lenders shall not be invalidated by any act or negligence of the Borrower, any of its Subsidiaries or any Person having an interest in any property covered by a Mortgage nor by occupancy or use of any such property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such property. The Borrower will advise the Administrative Agent promptly of any significant policy cancellation (other than any such cancellation in connection with the replacement thereof), reduction or amendment.

         On or before the Closing Date, the Borrower will deliver to the Administrative Agent certificates of insurance satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by the Borrower hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. The Borrower will not, and will not permit any of its Subsidiaries to, obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 7.1.4 unless the Administrative Agent is the named insured thereunder, for the benefit of the Secured Parties, with loss payable as provided herein. The Borrower will immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

         Without limiting the obligations of the Borrower under the foregoing provisions of this Section 7.1.4, in the event the Borrower shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 7.1.4, then the Administrative Agent may (upon notice to the Borrower), but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as the Administrative Agent (or the Required Lenders) shall deem appropriate, and the Borrower shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

         For purposes hereof, the term "Insured Peril" shall mean, collectively, all risks (as such term is customarily used in the market for insurance) of physical loss including flood, earthquake and windstorm in the jurisdictions where the properties owned or operated by the Borrower or any of its Subsidiaries are located.


         SECTION 7.1.5. Books and Records; Annual Assessment Meeting. (a) The Borrower will, and will cause each of its Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit the Administrative Agent or the Technical Agent or any of their respective representatives (including the Mining Consultant), at reasonable times and intervals upon reasonable notice to the Borrower, to inspect any and all of the properties and operations of the Borrower (including the Mines) and to visit each Obligor's offices (it being understood that, without limiting the generality of this paragraph, the Mining Consultant shall be permitted to visit and inspect each Mine not less than once every three (3) month period), to discuss such Obligor's financial matters with its officers and employees and its independent public accountants (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's and each Obligor's financial matters with the Administrative Agent or its representatives whether or not any representative of the Borrower or such Obligor is present) and to examine (and photocopy extracts from) any of its books and records. The Borrower shall be afforded an opportunity to be present at, or party to, each such inspection, visit and discussion, provided that the right of the Administrative Agent and the Technical Agent and their respective representatives to conduct any such inspection, visit or discussion shall not be adversely affected by the Borrower's failure to be so present or to be a party thereto. Unless a Default has occurred and is continuing, the Borrower shall only be required to pay the costs and expenses incurred in connection with the Administrative Agent's exercise of its rights pursuant to this Section with respect to two inspections per calendar year and in connection with the Technical Agent's exercise of its rights pursuant to this Section with respect to one inspection per calendar year.

                  (b) The Borrower shall also arrange an annual meeting of the Lenders, at a location to be determined by the Administrative Agent, pursuant to which meeting the Lenders will be given an opportunity to discuss the progress of the Project and the operations of the Borrower and its Subsidiaries with the officers and employees of the Borrower, including an opportunity to visit and inspect the Project site with such officers and/or employees. The Borrower shall provide at least 30 days' prior written notice of such meeting and such meeting shall occur on a Business Day. Unless a Default has occurred and is continuing, the costs and expenses of a Lender attending such annual meeting shall be the responsibility of such Lender.

         SECTION 7.1.6. Environmental Law Covenant. The Borrower will, and will cause each of its Subsidiaries to,

                  (a) use and operate all of its and their facilities and properties in material compliance with all Environmental Laws, keep, or timely apply for renewal of, all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters and required for current operations (including completion of the Project) in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; and

                  (b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, to the extent conditions described in such claims, complaints, notices and inquiries could reasonably be expected to result in a liability for the Borrower and its Subsidiaries in an aggregate amount exceeding $2,500,000 and shall promptly resolve any material non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law.

         SECTION 7.1.7. Use of Proceeds. The Borrower will apply the proceeds of the Credit Extensions as follows:

                  (a) the proceeds of the Term Loans shall be used (i) to refinance amounts outstanding under the Existing Credit Facility, (ii) to provide for capital expenditures related to continuing (A) the expansion of the Nye Mine, (B) the construction of the East Boulder Mine and (C) the expansion of the Borrower's processing facilities located in Columbus, Montana, and (iii) to provide for the working capital needs of the Borrower; provided that, in the event that all of such proceeds are not so utilized as of the Closing Date, the portion of such proceeds not so utilized shall be deposited into an account specified by the Administrative Agent where such proceeds shall be held as collateral security for the Obligations until utilized by the Borrower in accordance with the terms of this Agreement and the other Loan Documents; and

                  (b) the proceeds of Revolving Loans shall be used to provide for the general corporate and working capital needs of the Borrower and to pay fees and expenses related to the Transaction, including for the issuing of Letters of Credit for the account of the Borrower.

         SECTION 7.1.8. Additional Real Property. The Borrower shall, and shall cause each of its Subsidiaries to, cause the Administrative Agent and the Lenders to have at all times a first priority perfected security interest (subject only to Permitted Liens) in all of the real property acquired from time to time by the Borrower and its Subsidiaries (other than any such real property that, when added to the net book value of all other real property acquired by the Borrower and its Subsidiaries in the calendar year in which such determination is being made, has a net book value of less than $1,000,000); provided, however, that, in the event such real property is owned by a Foreign Subsidiary (other than a Foreign Subsidiary that (i) is treated as a partnership under the Code or (ii) is not treated as an entity that is separate from (A) the Borrower, (B) any Person that is treated as a partnership under the Code or (C) any "United States person" (as defined in Section 7701(a)(30) of the Code)), such Subsidiary shall not be required to grant such security interest (1) if the Required Lenders have otherwise agreed or (2) to the extent such grant could reasonably be expected to constitute at any time an investment of earnings in United States property under Section 956 (or any successor provision thereto) of the Code that would increase the amount of United States federal income tax that would otherwise be payable by the Borrower and the other members of the affiliated group of corporations filing a consolidated federal income tax return with the Borrower in the absence of such grant, as determined by the Borrower based on existing financial statements and on financial projections prepared in good faith based upon assumptions which the Borrower believes to be reasonable and as evidenced by a certificate of the chief financial Authorized Officer of the Borrower that is accepted in writing by the Administrative Agent (such acceptance not to be unreasonably withheld and which acceptance shall be deemed to have occurred in the absence of a written notice from the Administrative Agent that is given to the Borrower within five Business Days of the Administrative Agent's receipt of such certificate, indicating the reasons for not accepting such certificate); provided, further, however, that, in the event of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive or guideline of any Governmental Authority that could reasonably be expected to alter the conclusion set forth in such certificate, the Administrative

Agent or the Required Lenders may request the Borrower to deliver another such certificate in light of such event and, in the absence of the delivery and acceptance of such certificate as provided above, require the grant of such security interest. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each such Subsidiary to, execute and deliver or cause to be executed and delivered Mortgages, that may be necessary or, in the opinion of the Administrative Agent, desirable to create a valid, perfected Lien against such real property, together with

                  (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected and (subject to Permitted Liens) first priority Lien against the properties purported to be covered thereby;

                  (b) (i) mortgagee's title insurance policies with respect to property purported to be covered by such Mortgage (except patented and unpatented mining and millsite claims) in favor of the Administrative Agent for the benefit of the Secured Parties in amounts and in form and substance and issued by insurers reasonably satisfactory to the Administrative Agent addressed to the Administrative Agent and the Lenders, insuring that title to such property is marketable and that the interests created by such Mortgage constitute valid, perfected first priority Liens thereon free and clear of all defects and encumbrances other than as approved by the Administrative Agent, and such policies shall also include a survey reading, and, if required by the Administrative Agent and if available, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic's lien endorsement and such other endorsements as the Administrative Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon, and (ii) mortgagee's title opinions with respect to patented and unpatented mining and millsite claims purported to be covered by such Mortgage in favor of the Administrative Agent for the benefit of the Secured Parties addressed to the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent;

                  (c) U.C.C. financing statements related to the security interests created by each such Mortgage, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such financing statements in the appropriate offices and records as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create valid, perfected and (subject to Permitted Liens) first priority Liens against the improvements purported to be covered thereby; and

                  (d) such other approvals, opinions or documents as the Administrative Agent may reasonably request, including a current survey (or, in the case of property in respect of a Mine, the most recently completed mineral survey) of each property purported to be covered by each such Mortgage in form and substance satisfactory to the Administrative Agent and the title insurer.

         SECTION 7.1.9. Future Subsidiaries. Without limiting the effect of any provision contained herein (including Section 7.2.5), upon any Person becoming either a direct or indirect Subsidiary of the Borrower,

                  (a) such Person, if not theretofore a party to a Subsidiary Security Agreement and Subsidiary Guaranty, shall execute and deliver to the Administrative Agent a Subsidiary Security Agreement and Subsidiary Guaranty for the benefit of the Secured Parties; provided, however, that, in the event such Subsidiary is a Foreign Subsidiary (other than a Foreign Subsidiary that (i) is treated as a partnership under the Code or (ii) is not treated as an entity that is separate from (A) the Borrower, (B) any Person that is treated as a partnership under the Code or (C) any "United States person" (as defined in Section 7701(a)(30) of the Code)), such Subsidiary shall not be required to become a guarantor under Subsidiary Guaranty or execute and deliver a Subsidiary Security Agreement (1) if the Required Lenders have otherwise agreed or (2) to the extent such guaranty could reasonably be expected to constitute at any time an investment of earnings in United States property under Section 956 (or any successor provision thereto) of the Code that would increase the amount of United States federal income tax that would otherwise be payable by the Borrower and the other members of the affiliated group of corporations filing a consolidated federal income tax return with the Borrower in the absence of such guaranty, as determined by the Borrower based on existing financial statements and on financial projections prepared in good faith based upon assumptions which the Borrower believes to be reasonable and as evidenced by a certificate of the chief financial Authorized Officer of the Borrower that is accepted in writing by the Administrative Agent (such acceptance not to be unreasonably withheld and which acceptance shall be deemed to have occurred in the absence of a written notice from the Administrative Agent that is given to the Borrower within five Business Days of the Administrative Agent's receipt of such certificate, indicating the reasons for not accepting such certificate); provided, further, however, that, in the event of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive or guideline of any Governmental Authority that could reasonably be expected to alter the conclusion set forth in such certificate, the Administrative Agent or the Required Lenders may request the Borrower to deliver another such certificate in light of such event and, in the absence of the delivery and acceptance of such certificate as provided above, require the execution and delivery by such Person of such Subsidiary Guaranty;

                  (b) the Borrower or, if not the Borrower, the Subsidiary of the Borrower (provided such Subsidiary is not a Foreign Subsidiary exempted from the requirement of becoming a Guarantor as a result of the proviso to the preceding clause (a)) that will own shares of the Capital Stock of such Person (which Subsidiary, if not theretofore a party to a Subsidiary Security Agreement, shall execute and deliver to the Administrative Agent a Subsidiary Security Agreement for the purpose of becoming a pledgor thereunder), shall, pursuant to the applicable Security Agreement, pledge to the Administrative Agent, for the benefit of the Secured Parties, (i) all of the outstanding shares of the Capital Stock of such Person owned by the Borrower or such Subsidiary, together with (A) undated stock powers or equivalent instruments of transfer satisfactory to the Administrative Agent for such certificates or such other evidence of beneficial ownership, executed in blank (or, if any such shares of Capital Stock are uncertificated, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been perfected by the Administrative Agent in accordance with the U.C.C. or any similar or local law which may be applicable) and (B) executed copies of U.C.C. financing statements naming the Borrower or such Subsidiary as the debtor and the Administrative Agent as the secured party, suitable for filing under the U.C.C. of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent in the interests of the Borrower or such Subsidiary in such Person pledged pursuant to such Security Agreement; provided, however, that the Borrower or such Subsidiary shall not be required to pledge the shares of Capital Stock of a Foreign Subsidiary required to be pledged hereunder (1) if the Required Lenders have otherwise agreed or (2) to the extent such pledge could reasonably be expected to constitute at any time an investment of earnings in United States property under
         Section 956 (or any successor provision thereto) of the Code that would increase by a material amount the amount of United States federal income tax that would otherwise be payable by the Borrower and the other members of the affiliated group of corporations filing a consolidated federal income tax return with the Borrower in the absence of such pledge, as determined by the Borrower based on existing financial statements and on financial projections prepared in good faith based upon assumptions which the Borrower believes to be reasonable and as evidenced by a certificate of the chief financial Authorized Officer of the Borrower that is accepted in writing by the Administrative Agent (such acceptance not to be unreasonably withheld and which acceptance shall be deemed to have occurred in the absence of a written notice from the Administrative Agent that is given to the Borrower within five Business Days of the Administrative Agent's receipt of such certificate, indicating the reasons for not accepting such certificate); provided further, however, that, in the event of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive or guideline of any Governmental Authority that could reasonably be expected to alter the conclusion set forth in such certificate, the Administrative Agent or the Required Lenders may request the Borrower to deliver another such certificate in light of such event and, in the absence of the delivery and acceptance of such certificate as provided above, require the pledge of such shares of Capital Stock;

                  (c) the Administrative Agent shall have received from each such Person certified copies of U.C.C. Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near (but prior to) the date of any such Person becoming a direct or indirect Subsidiary of the Person, listing all effective financing statements, tax liens and judgment liens which name such Person as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to this Agreement and the other Loan Documents, and in such other jurisdictions as the Administrative Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements (i) filed pursuant to the terms hereof in favor of the Administrative Agent, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements, (ii) being terminated pursuant to termination statements that are to be delivered on or prior to the date such Person becomes such Subsidiary or (iii) in respect of Liens permitted under Section 7.2.3) shall cover any of the collateral described in the Security Agreements);

                  (d) the Administrative Agent shall have received from each such Person (i) executed copies of U.C.C. financing statements naming each such Person as the debtor and the Administrative Agent as the secured party, for the benefit of the Secured Parties, suitable for filing under the U.C.C. of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreement entered into by such Person, and (ii) an executed Perfection Certificate (as defined in the applicable Security Agreement); and

                  (e) the Administrative Agent shall have received from such Person or the Borrower (i) all applicable Counterparty Notices required to be delivered pursuant to Sections 3.6 and 4.10(h) of a Security Agreement and/or Sections 2.10 and 3.3(c) of a Mortgage, and (ii) landlord lien notices with respect to each lessor of premises leased to such Subsidiary with respect to the assets of such Subsidiary located on such premises, together, in each case, with such opinions of legal counsel as the Administrative Agent may reasonably request, which legal opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 7.1.10. Additional Collateral. Without limiting the provisions of Sections 7.1.8 and 7.1.9, the Borrower shall, and shall cause each Subsidiary (other than Evergreen or a Subsidiary exempted from the requirement of granting a security interest as a result of the proviso to the first sentence of Section 7.1.8) to, cause the Lenders to have at all times a first priority perfected security interest (subject only to Liens and encumbrances permitted under Section 7.2.3 and the exclusions set forth in Sections 7.1.8 and 7.1.9) in all of the property (real and personal) owned from time to time by the Borrower and such Subsidiary (other than Excluded Real Property) to the extent the same constitutes or would constitute collateral under a Security Agreement or Mortgage.

         SECTION 7.1.11. Provision of Staff. The Borrower shall ensure that there are sufficient competent technical and management employees engaged in connection with the Mines with a view to enabling the construction, development, operation and maintenance of the Mines substantially in accordance with the Mine Plans.

         SECTION 7.1.12. Supply Contracts. The Borrower shall comply in all material respects with all terms and provisions of the Material Supply Contracts and shall promptly notify the Administrative Agent and provide copies upon receipt of all notices or claims relating to any non-compliance or breach by either the Borrower or any Material Supply Contract Counterparty under any Material Supply Contract and information detailing the nature of such non-compliance or breach and any proposed plans and time periods for remedying such non-compliance or breach.

         SECTION 7.1.13. Material Supply Contracts; Counterparty Notices. The Borrower shall use its reasonable best efforts to provide the Administrative Agent with Supply Contract

Counterparty Notices duly executed by each Material Supply Contract Counterparty as soon as practicable following the Closing Date to the extent such executed Supply Contract Counterparty Notices were not delivered to the Administrative Agent on or prior to the Closing Date.

         SECTION 7.1.14. Economic Development Revenue Bond Tax Event. The Borrower shall use its reasonable best efforts to contest, either directly or in the name of the holder of any Economic Development Revenue Bond, to the fullest extent permitted by the Permitted Revenue Bond Documents and applicable law, any determination by the Internal Revenue Service or a Federal court that any interest paid or payable on any Economic Development Revenue Bond is or was includable in the gross income of any holder of such Economic Development Revenue Bond, other than a holder who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code.

         SECTION 7.2. Negative Covenants. The Borrower covenants and agrees with each Lender, each Issuer and the Administrative Agent that until the Termination Date has occurred, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to:

                  (a) engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably incidental thereto; and

                  (b) cease operations at the principal operating properties of the Borrower and of its Subsidiaries, respectively, or cease work with respect to any aspect of the Project that would reasonably be expected to prevent completion of the Project in accordance with the Mine Plans, other than for (i) scheduled maintenance and repair as provided for in the Mine Plan, (ii) emergency repair in order to prevent potential serious harm to human life or the occurrence of a Material Adverse Effect, (iii) acts of God and other events beyond the reasonable control of the Borrower, such as explosions, fires, floods, accidents, war or warlike hostilities, riots, earthquakes, power shortages, labor disputes (to the extent the period of time any such labor dispute (inclusive of all related labor disputes) is in effect does not exceed 45 days) and acts of military or police authority (each of the foregoing events described in this subclause (iii) being a "Force Majeure Event"); provided that, in each such case of cessation, such operations or work are resumed as soon as reasonably practicable (it being understood and agreed that the occurrence of any such cessation shall not be deemed to excuse or prevent the occurrence of any other Default or Event of Default hereunder).

         SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

                  (a) Indebtedness in respect of the Obligations;

                  (b) until the date of the initial Credit Extension, Indebtedness related to the Existing Credit Facility;

                  (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) of the Disclosure Schedule, and Refinancing or renewal of such Indebtedness;

                  (d) unsecured Indebtedness (i) incurred in the ordinary course of business of the Borrower and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Subsidiary) and (ii) in respect of performance, reclamation, surety or appeal bonds provided in the ordinary course of business or letters of credit issued in lieu of such bonds, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

                  (e) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Subsidiaries (provided that such Indebtedness is incurred within 60 days of the acquisition of such property) and (iii) in respect of Capitalized Lease Liabilities; provided that the aggregate amount of all Indebtedness outstanding pursuant to this clause, together with the aggregate amount of the Capitalized Lease Liabilities permitted pursuant to clause (c) of this
         Section 7.2.2 outstanding, shall not at any time exceed $15,000,000;

                  (f) Indebtedness of any Guarantor that is a Wholly Owned Subsidiary owing to the Borrower or any other Guarantor that is a Wholly Owned Subsidiary, which Indebtedness

                           (i) shall be evidenced by one or more promissory
                  notes in form and substance satisfactory to the Administrative Agent, duly executed and delivered in pledge to the Administrative Agent pursuant to a Loan Document, and shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (provided that only the amount repaid in part shall be discharged); and

                           (ii) if incurred by a Foreign Subsidiary, shall not
                  (when aggregated with the amount of Investments made by the Borrower and the Guarantors in Foreign Subsidiaries under clause (e)(i) of Section 7.2.5), exceed $1,000,000;

                  (g) unsecured Indebtedness of the Borrower owing to a Subsidiary that has previously executed and delivered to the Administrative Agent for the benefit of the Secured Parties the Intercompany Subordination Agreement;

                  (h) Permitted Revenue Bond Indebtedness;

                  (i) Indebtedness of a Person that becomes a Subsidiary of the Borrower pursuant to a Permitted Acquisition and Indebtedness otherwise assumed by the Borrower or any of its Subsidiaries in connection with a Permitted Acquisition; provided that (A) such Indebtedness existed prior to the applicable Permitted Acquisition and was not incurred or created in anticipation thereof and (B) all such Indebtedness so assumed, together with the aggregate amount of cash expended in all Acquisitions consummated since the date hereof, does not exceed $10,000,000;

                  (j) Hedging Obligations (i) arising under an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other arrangement designed to protect the Borrower against fluctuations in interest rates on the Term Loans, provided that the notional amount under any such arrangement does not exceed the aggregate principal amount of the Term Loans then outstanding, (ii) arising under a currency exchange agreement or other arrangement designed to protect the Borrower against fluctuations in currency exchange rates, provided that such agreement or arrangement was not entered into for speculative purposes and would be permitted under
         Section 7.2.16 or (iii) arising under commodity swaps, commodity hedging agreements or other arrangements designed to protect the Borrower against fluctuations in commodity prices, provided that such swap, agreement or arrangement would be permitted under Section 7.2.16;

                  (k) obligations of the Borrower or any of its Subsidiaries to repurchase from a Person palladium, platinum or rhodium that was sold for cash by the Borrower or such Subsidiary to such Person from that portion of the Borrower's or such Subsidiary's inventory of palladium, platinum or rhodium that was not subject to delivery to ultimate purchasers prior to the date such obligation to repurchase would mature; provided that (i) such obligation to repurchase is incurred at the time the relevant palladium, platinum or rhodium was sold to such Person and matures within 180 days (or, in the case of rhodium, 360 days) of the date the relevant palladium, platinum or rhodium was sold to such Person (the number of days between the date of such sale and the maturity of such obligation, the "Relevant Term") and (ii) the aggregate amount of such obligation to repurchase does not exceed the sum of (A) the aggregate amount received by the Borrower or such Subsidiary from the sale of such palladium, platinum or rhodium to such Person and (B) the amount of interest on such aggregate amount that would accrue during the Relevant Term assuming a rate of interest equal to the Alternate Base Rate; and

                  (l) other Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness of Foreign Subsidiaries owing to the Borrower or Domestic Subsidiaries) in an aggregate amount at any time outstanding not to exceed $2,000,000.

provided, however, that no Indebtedness otherwise permitted by clause (e),
(f)(ii), (i) or (l) shall be assumed or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

         SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Stock of any Person), revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations;

                  (b) until the date of the initial Credit Extension, Liens securing payment of Indebtedness of the type described in clause (b) of
         Section 7.2.2;

                  (c) Liens existing as of the Effective Date and disclosed in
         Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in such Item 7.2.3(c), and Refinancings or renewals of such Indebtedness; provided that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Effective Date (as such Indebtedness may have been permanently reduced subsequent to the Effective Date);

                  (d) Liens securing Indebtedness of the type permitted under clause (e) of Section 7.2.2; provided that (i) such Lien is granted within 60 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed 80% (or, in the case of Indebtedness of the type permitted by subclause (iii) of clause (e) of
         Section 7.2.2, 100%) of the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction), (iii) in the event such Liens secure Indebtedness of the type permitted under subclause (e)(i) of
         Section 7.2.2, such Liens do not encumber any interest of the Borrower or any Subsidiary in either Mine or the J-M Reef or any other asset of the Borrower or any Subsidiary directly or indirectly involved in, or otherwise related to, the construction or operation of the Mines or the completion of the Project and (iv) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

                  (e) Liens securing Indebtedness permitted by clause (i) of
         Section 7.2.2; provided that such Liens existed prior to the acquisition of such Person or Person's assets, were not created in anticipation thereof and attach only to specific tangible assets of such Person (and not assets of such Person generally);

                  (f) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, and which at no time exceed, in the aggregate, $5,000,000;

                  (g) Liens (other than Liens in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

                  (h) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;

                  (i) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

                  (j) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

                  (k) other Liens (except Liens that encumber Mining Rights or rights of the Borrower under Supply Contracts) securing Indebtedness in an aggregate amount not to exceed $1,500,000 at any time outstanding.

         SECTION 7.2.4. Financial Condition and Operations. The Borrower will not permit to occur any of the events set forth below.

                  (a) The Borrower will not permit the Debt to EBITDA Ratio at any time occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                                                                           Debt to
               Period                                                   EBITDA Ratio
               ------                                                   ------------

Effective Date through (and including)
    December 30, 2001                                                      3.0:1.0

December 31, 2001 through (and
    including) September 29, 2002                                          2.5:1.0

September 30, 2002 and thereafter                                          2.0:1.0

                  (b) The Borrower will not permit the Debt Service Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:


                                                                        Debt Service
                 Period                                                Coverage Ratio
                 ------                                                --------------
Effective Date through (and including)
    December 30, 2002                                                      2.0:1.0

January 1, 2003 and thereafter                                             3.0:1.0


                  (c) The Borrower will not permit the Debt to Equity Ratio at any time to be greater than 1.0:1.0.

         SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

                  (b) Cash Equivalent Investments;

                  (c) without duplication and subject to the proviso contained in clause (e), Investments to the extent permitted as Indebtedness pursuant to Section 7.2.2;

                  (d) Investments permitted as Capital Expenditures pursuant to
         Section 7.2.7;

                  (e) Investments by way of contributions to capital or purchases of equity (i) by the Borrower or any Guarantor that is a Wholly Owned Subsidiary in other Guarantor that is a Wholly Owned Subsidiary; provided that the aggregate amount of intercompany loans made pursuant to clause (f)(ii) of Section 7.2.2 and Investments under this clause made by the Borrower and Guarantors in Foreign Subsidiaries shall not exceed $1,000,000 at any time, or (ii) by any Subsidiary in the Borrower; provided, however, that no interests of the Borrower in either Mine or the J-M Reef and no assets of the Borrower directly or indirectly involved in, or otherwise related to, the construction or operation of the Mines or the completion of the Project may be used to make any such Investment;

                  (f) Investments constituting (i) accounts receivable arising,
         (ii) trade debt granted or (iii) deposits made in connection with, the sale or purchase price of goods or services, in each case in the ordinary course of business;

                  (g) Investments in respect of Permitted Acquisitions;

                  (h) Investments consisting of any deferred portion of the consideration received by the Borrower or any Subsidiary in connection with any Disposition permitted under Section 7.2.11; and

                  (i) other Investments in an amount not to exceed $5,000,000 over the term of this Agreement;

provided, however, that

                           (i) any Investment which when made complies with the
                  requirements of clause (a), (b) or (c) of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                           (ii) no Investment otherwise permitted by clause (d),
                  (e), (g) or (i) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

         SECTION 7.2.6. Restricted Payments, etc. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than:

                  (a) dividends or distributions payable in common stock of the Borrower (it being understood and agreed that only issuances of shares of the common stock of the Borrower (whether treasury shares or otherwise) are permitted pursuant to this clause); and

                  (b) Restricted Payments made by Subsidiaries to the Borrower or to Wholly Owned Subsidiaries.

         SECTION 7.2.7. Capital Expenditures, etc. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except (subject (in the case of Capitalized Lease Liabilities) to clause (e) of Section 7.2.2) Capital Expenditures (exclusive of interest capitalized in accordance with GAAP) which do not aggregate in excess of the amount set forth below opposite such Fiscal Year:


                                                                            Capital
                                                                      Expenditure Amount
                                 Fiscal Year                             (in millions)
                                 -----------                          ------------------
                                     2001                                    $252.0
                                     2002                                    $212.5
                                     2003                                    $143.0
                                     2004                                    $109.0
                                     2005                                    $112.5
                                     2006                                    $112.5
                                     2007                                    $112.5


provided, however, that

                           (i) in the event Capital Expenditures described in
                  any capital budget for any Fiscal Year furnished pursuant to clause (j) of Section 7.1.1 are not made or committed to be made by the Borrower during such Fiscal Year, but will be made or committed to be made in the immediately succeeding Fiscal Year (such Capital Expenditures, "Deferred Capital Expenditures"), the Borrower may increase the maximum amount of Capital Expenditures permitted in the immediately succeeding Fiscal Year as specified opposite such Fiscal Year in the table set forth above by an amount equal to such Deferred Capital Expenditures, so long as (A) such Deferred Capital Expenditures do not exceed $15,000,000 for such Fiscal Year, (B) such Deferred Capital Expenditures, when added to the Capital Expenditures actually made or committed to be made in the Fiscal Year in which such Deferred Capital Expenditures were initially expected to be made, would not exceed the maximum amount of Capital Expenditures permitted in such Fiscal Year as specified opposite such Fiscal Year in the table set forth above, (C) the Borrower furnishes to the Administrative Agent and the Technical Agent an officer's certificate describing such Deferred Capital Expenditures and the reason for the deferral of such Capital Expenditures and stating that the deferral of such Capital Expenditures will not adversely affect in any material respect the Borrower's ability to meet the Mine Plans then in effect and (D) the Administrative Agent and the Technical Agent are reasonably satisfied that the contents of such certificate are true and correct; and

                           (ii) (A) to the extent Capital Expenditures are made
                  or committed to be made in any Fiscal Year set forth above in an amount less than the maximum amount permitted for such Fiscal Year as specified opposite such Fiscal Year in the table set forth above (after decreasing such maximum amount by the amount of Deferred Capital Expenditures (if any) that the Borrower has indicated will be made or committed to be made in the immediately succeeding Fiscal Year), the Capital Expenditures which the Borrower or its Subsidiaries may make or commit to make in the immediately succeeding Fiscal Year shall be increased by 50% of the amount of the permitted Capital Expenditures not so made or committed to be made in the immediately preceding Fiscal Year (the "Carry-Forward Amount");

                           (B) no further carry forward of such Carry-Forward
                  Amount to any other succeeding Fiscal Year shall be permitted; and

                           (C) no portion of any Carry-Forward Amount shall be
                  used in the applicable Fiscal Year until the entire amount of the Capital Expenditures permitted to be made or committed to be made in such Fiscal Year as provided in this Section shall have been used.

         SECTION 7.2.8. No Prepayment of Subordinated Debt or Permitted Revenue Bond Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to,

                  (a) make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt or Permitted Revenue Bond Indebtedness (i) other than the stated, scheduled date for such payment of principal and interest set forth in the Subordinated Debt Documents governing such Subordinated Debt or the Permitted Revenue Bond Documents, or (ii) in the case of such Subordinated Debt, which would violate the terms of this Agreement or the Subordinated Debt Documents governing such Subordinated Debt;

                  (b) redeem, retire, purchase, defease, refinance or otherwise acquire any Subordinated Debt or Permitted Revenue Bond Indebtedness; or

                  (c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes;

provided, however, that the Borrower may prepay or redeem Permitted Revenue Bond Indebtedness (or make a deposit for either of the foregoing purposes) upon the occurrence of an Economic Development Revenue Bond Tax Event in the event the Borrower has complied with

Section 7.1.14 (provided that the inclusion of this proviso herein shall not prevent the occurrence of an Event of Default under Section 8.1.5).

         SECTION 7.2.9. Stock of Subsidiaries. Except as permitted in clause (e) of Section 7.2.5 above, the Borrower will not permit any of its Subsidiaries to
(i) issue any Capital Stock (whether for value or otherwise) to any Person other than (in the case of Subsidiaries) to the Borrower or another Wholly Owned Subsidiary or (ii) except to the extent permitted by Section 7.2.6, become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of Capital Stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock.

         SECTION 7.2.10. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or otherwise enter into or consummate any Acquisition, except

                  (a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Wholly Owned Subsidiary (provided, however, that a Guarantor may only liquidate or dissolve into, or merge with and into, the Borrower or another Guarantor that is a Wholly Owned Subsidiary), and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Wholly Owned Subsidiary (provided, however, that the assets or stock of any Guarantor may only be purchased or otherwise acquired by the Borrower or another Guarantor); provided, further, that in no event shall any Pledged Subsidiary consolidate with or merge with and into any Subsidiary other than another Pledged Subsidiary that is a Wholly Owned Subsidiary unless after giving effect thereto, the Administrative Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding shares of Capital Stock of the surviving Person as the Administrative Agent had immediately prior to such merger or consolidation in form and substance satisfactory to the Administrative Agent and its counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Administrative Agent and the Secured Parties therein as contemplated by this Agreement; and

                  (b) the Borrower or any of its Subsidiaries may consummate a Permitted Acquisition.

         SECTION 7.2.11. Permitted Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any of the Borrower's or such Subsidiaries' assets (including accounts receivable and Capital Stock of Subsidiaries) to any Person, including to a Subsidiary, in one transaction or series of transactions unless (a) such Disposition is of inventory or obsolete equipment sold in the ordinary course of business, (b) (i) such Disposition is for not less than the fair market value of the assets to be Disposed, (ii) the consideration received by the Borrower or applicable Subsidiary consists of at least 80% cash and (iii) the net book value of such assets, together with the net book value of all other assets Disposed of pursuant to this clause (b) in the Fiscal Year during which such Disposition is to occur, does not exceed

$1,500,000 (provided that, immediately upon any such Disposition the Debt to EBITDA Ratio shall be recalculated excluding the cash earnings attributable to the assets so Disposed (excluding any gain or any losses attributable to such Disposition)), (c) such Disposition is permitted by Section 7.2.10, (d) such Disposition is a Permitted Lease Disposition or (e) such Disposition is of Excluded Real Property; provided, however, that the Disposition of any of the Borrower's interests in either Mine or the J-M Reef would not constitute a Disposition conducted in the Borrower's ordinary course of business for purposes of this Section 7.2.11.

         SECTION 7.2.12. Modification of Certain Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in,

                  (a) the Subordinated Debt Documents, other than any amendment, supplement, waiver or modification which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of the Subordinated Debt subject to such Subordinated Debt Documents, (ii) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on the Subordinated Debt subject to such Subordinated Debt Documents or (iii) makes the covenants, events of default or remedies in such Subordinated Debt Documents less restrictive on the Borrower;

                  (b) any of the Construction Contracts, other than any amendment, supplement, waiver or modification which is not material and not adverse to the Lenders or which is consented to by the Technical Agent and the Administrative Agent (in consultation with the Lenders); and

                  (c) the Permitted Revenue Bond Documents, other than any amendment, supplement, waiver or modification which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of the Permitted Revenue Bond Indebtedness or the Economic Development Revenue Bonds, (ii) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on the Permitted Revenue Bond Indebtedness or the Economic Development Revenue Bonds, or (iii) makes the covenants, events of default, remedies or other terms in such Permitted Revenue Bond Documents less restrictive on the Borrower and the State of Montana.

         SECTION 7.2.13. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement or contract is on fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate.

         SECTION 7.2.14. Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting

                  (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;

                  (b) the ability of any Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                  (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained (i) in this Agreement and any other Loan Document, (ii) in the case of clause (a), any agreement governing any Indebtedness permitted by clause (e) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness, or (iii) in the case of clauses (a) and (c), any agreement of a Foreign Subsidiary governing the Indebtedness permitted by clause (j)(ii) of Section 7.2.2.

         SECTION 7.2.15. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person, except for the sale and leaseback of certain equipment pursuant to the Purchase Agreement and related Equipment Lease Agreement dated October 5, 1995 by and between the Borrower and Senstar Capital Corporation and any renewals or extensions thereof and equipment subject to a Permitted Lease Disposition.

         SECTION 7.2.16. Commodity Hedging; Purchase of Platinum and Palladium.

         The Borrower will not and will not permit any of its Subsidiaries to enter into or be subject to

                  (a) any agreement or arrangement pursuant to which it and such Subsidiaries are required to sell and physically deliver (i) palladium in an aggregate amount equal to more than 100% of the Borrower's Annual Palladium Production or (ii) platinum in an aggregate amount equal to more than 100% of the Borrower's Annual Platinum Production, or

                  (b) (i) any Hedging Agreement (other than any agreement permitted pursuant to the preceding clause (a)) relating to any commodity that would require physical delivery of such commodity, (ii) any Hedging Agreement (other than any agreement permitted pursuant to the preceding clause (a)) relating to any commodity if, upon the effective date of such Hedging Agreement, the aggregate quantity of such commodity subject to Hedging Agreements (other than any agreement permitted pursuant to the preceding clause (a)) of the Borrower and its Subsidiaries would exceed 100% of the projected production of the Borrower and its Subsidiaries of such commodity during the period covered by such Hedging Agreements, (iii) any Hedging Agreement which, when taken together with all other Hedging Agreements entered into by the Borrower or such Subsidiary concurrently with such Hedging Agreement, has a negative marked-to-market value at the time such agreement is effective and enforceable against the parties thereto or (iv) any Hedging Agreement relating to any commodity pursuant to which the obligations of the parties to such Hedging Agreement are determined, subject to any "floor" or "cap" set forth in such Hedging Agreement, on any basis other than a direct linear function of the price of such commodity or an index customarily applicable to such commodity.

         SECTION 7.2.17. Take or Pay Contracts. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, or other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, or other property or services are delivered or furnished to it, other than the Borrower's obligations to pay to The Montana Power Company (i) the excess, if any, of $224,000 over the actual transportation revenues paid by the Borrower, pursuant to Section 7.8 of the Natural Gas Intrastate Transportation Service Agreement, dated as of November 1, 1999, and (ii) the incremental capital costs incurred by The Montana Power Company in connection with the provision of electrical power to the Borrower under the Agreement for Electric Service between The Montana Power Company and the Borrower dated as of June 1, 1996, and not otherwise recovered thereunder through the receipt of ordinary rate payments, in an amount not to exceed $1,000,000 over the term of this Agreement.

         SECTION 7.2.18. Certain Lease Arrangements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any lease or similar arrangement with respect to any property (whether real, personal or mixed) that is not a capital lease in accordance with GAAP, unless the present value of all of the net "minimum future lease payments" (as defined below) required to be made pursuant to such lease or similar arrangement (discounted at the Discount Rate), when added to the present value of all of the net "minimum future lease payments" to be made pursuant to all other such arrangements which shall then be in effect (discounted at the Discount Rate), does not exceed $15,000,000. For purposes of this Section 7.2.18, "minimum future lease payments" means, with respect to any such lease or similar arrangement, the sum of: the minimum rent required to be paid during the term of such lease or arrangement, any payment or guarantee that the lessee is required to make relating to the property subject thereto at the end of the term of such lease or arrangement, including any amount stated to purchase such property, any amount stated to make up any specified deficiency and any amount payable for failure to renew or extend such lease or arrangement at the expiration of such lease or arrangement.

         SECTION 7.2.19. Contracts. The Borrower will not, and will not permit any of its Subsidiaries to, (i) enter into any Construction Contract after the date of this Agreement without the prior written consents and approvals of such Construction Contract from the Technical Agent and the Administrative Agent (in consultation with the Lenders) or (ii) enter into any Supply Contract (other than the Initial Supply Contracts) which authorizes the Supply Contract Counterparty to set off any claim against the Borrower or any of its Subsidiaries under any other agreement by withholding payment for any platinum, palladium or other minerals actually delivered without the prior written consents from the Technical Agent and the Administrative Agent (in consultation with the Lenders).

         SECTION 7.2.20. Accounting Changes. The Borrower will not, and will not permit any of its Subsidiaries to, change its Fiscal Year from twelve consecutive calendar months ending on December 31.

         SECTION 7.2.21. Evergreen. Notwithstanding anything to the contrary herein, the Borrower will not permit Evergreen to conduct any business activity, including the incurrence of any Indebtedness, the acquisition of any asset or the entering into of any transaction or arrangement with the Borrower or any of its Affiliates; provided, that the Borrower will use its best efforts to conclude the dissolution of Evergreen as soon as practicable following the Closing Date.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of

                  (a) any principal of or interest on any Loan, or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.4; or

                  (b) any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of three days after such amount was due.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations.
(a) The Borrower shall default in the due performance or observance of any of its obligations under clauses (d), (e), (g), (h), (l) and (m) of Section 7.1.1 or Section 7.2 (provided that any Default under Section 7.2.1 in respect of the cessation of any of the principal operating properties of the Borrower and its Subsidiaries or of work with respect to any aspect of the Project that arises from an inability of the Borrower to obtain a required governmental authorization, approval, license, permit or consent or a required modification to an existing governmental authorization, approval, license, permit or consent, notwithstanding the Borrower's best efforts to do so, shall not constitute an Event of Default unless such Default remains unremedied for more than 15 days) or any Obligor shall default in the due performance or observance of its obligations under Sections 4.2, 4.3, 4.4, or 4.9 of a Security Agreement.

         (b) The Borrower shall default in the due performance or observance of any of its obligations under clauses (a), (b), (c), (i), (f), (j), (k), (n) and
(o) of Section 7.1.1 or Section 7.1.8, 7.1.9, or 7.1.10 and such default shall continue unremedied for a period of five days.


         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

         SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $2,500,000 or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

         SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $1,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof.

         SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

         SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

         SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower, any of its Subsidiaries or any other Obligor shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower, any Subsidiary or any Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that the Borrower, each Subsidiary and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

         SECTION 8.1.11. Failure of Subordination. Unless otherwise waived or consented to by the Administrative Agent, the Lenders and the Issuers in writing, the subordination provisions relating to any Subordinated Debt (the "Subordination Provisions") shall fail to be enforceable by the Administrative Agent, the Lenders and the Issuers in accordance with the terms thereof, or the monetary Obligations shall fail to constitute "Senior Debt" and "Designated Senior Debt" (or similar terms) under the applicable Subordination Provisions; or the Borrower or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the Issuers or (iii) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Obligor, shall be subject to the applicable Subordination Provisions.

         SECTION 8.1.12. Non-Performance or Impairment of Material Supply Contracts. (a) The occurrence of any amendment, waiver or other modification to the terms relating to any Material Supply Contract (other than any amendment, waiver or modification that does not increase the obligations of, decrease the benefits inuring to, or otherwise adversely affect, the Borrower), or any failure by a Material Supply Contract Counterparty to perform under any Material Supply Contract which continues unremedied for more than 15 days beyond any applicable grace period set forth therein (other than any failure to pay amounts thereunder which in the aggregate for all Material Supply Contracts and all Material Supply Contract Counterparties does not exceed $1,000,000); provided, however, that no such amendment, waiver, modification or failure to perform shall constitute an Event of Default if the Required Lenders conclude that such amendment, waiver, modification or failure, as the case may be, will not be reasonably likely to have a material adverse effect on the ability of the Borrower or any other Obligor to pay when due any of its monetary Obligations.

         (b) Any Material Supply Contract shall, in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Person party thereto or any Material Supply Contract Counterparty party thereto shall, directly or indirectly, contest such effectiveness, validity, binding nature or enforceability by the filing of a claim, complaint or notice with an arbitrator or any court or other Governmental Authority.

         SECTION 8.1.13. Mine Plans; Proven and Probable Reserves. (a) The operations of the Borrower and its Subsidiaries during or for any calendar year shall suffer a material variation (as material variation is used in clause (j) of Section 7.1.1) from the calendar year totals set forth in the Mine Plans for the Nye Mine and the East Boulder Mine in effect during such calendar year without the prior written consent of the Administrative Agent, the Technical Agent and the Required Lenders.

         (b) The Borrower shall fail to own or control at any time (i) 12,500,000 tons of Proven Reserves and Probable Reserves at the Mines and (ii) as compared to projected "Ore Tons" in the then current Mine Plans, (A) at any time, 18 months of Proven Reserves (measured in tons) at the Nye Mine, (B) commencing December 31, 2002, 12 months of Proven Reserves (measured in tons) at the East Boulder Mine, and (C), commencing December 31, 2003 18 months of Proven Reserves (measured in tons) at the East Boulder Mine, in each case, as reported in the Borrower's then most current filing with the SEC or, if more current, the then most current update furnished pursuant to clause (k) of Section 7.1.1.

         SECTION 8.1.14. Failure to Maintain Palladium and Platinum Production. The Borrower shall fail to maintain combined Palladium Production and Platinum Production, measured in returnable ounces, of (i) at least 392,000, 419,000, 453,000 and 485,000 ounces for each of the four-consecutive-Fiscal-Quarter periods ending on the last day of the first, second, third and fourth Fiscal Quarters of the 2001 Fiscal Year, respectively, (ii) at least 543,500, 610,500, 701,000 and 798,000 ounces for each of the four-consecutive-Fiscal-Quarter periods ending on the last day of the first, second, third and fourth Fiscal Quarters of the 2002 Fiscal Year, respectively, and (iii) at least 879,000 ounces in the 2003 Fiscal Year and in each Fiscal Year thereafter; provided that the failure of the Borrower to maintain such level of production shall not constitute an Event of Default hereunder if:

                  (v) such failure results from the occurrence of a Force Majeure Event of which the Borrower has notified the Technical Agent and the Administrative Agent within 30 days of the commencement thereof that it intends to utilize the benefit of this proviso with respect to such Force Majeure Event,

                  (w) the period during which such Force Majeure Event is in effect does not exceed 180 days,

                  (x) during such period the Borrower maintains a ratio of Debt to EBITDA of less than 2.0:1.0 and a Debt Service Coverage Ratio of greater than 3.0:1.0,

                  (y) (1) if the period during which such Force Majeure Event is in effect terminates prior to December 31, 2002, the annualized production for the four-consecutive-Fiscal-Quarter period ending on the last day of the Fiscal Quarter during which such Force Majeure Event terminates (based on taking actual production for the days in such period during which such Force Majeure Event (or, if applicable, a prior Force Majeure Event permitted to be used for the purposes of this proviso) was not in effect and multiplying such production by a fraction, the numerator of which would be 365 and the denominator of which would be the number of such days in which such Force Majeure Event (or, if applicable, a prior Force Majeure Event permitted to be used for the purposes of this proviso) was not in effect) would equal or exceed the applicable production level set forth above in this
         Section 8.1.14 for the four-consecutive-Fiscal-Quarter period ending on the last day of the Fiscal Quarter during which such Force Majeure Event terminates, and

                  (2) if the period during which such Force Majeure Event is in effect terminates after December 31, 2002, (A) such production for the immediately succeeding 90 days (or, if the number of days until the end of the Fiscal Year then in effect is less than 90 days, such lesser number of days) would, on an Annualized Basis, equal or exceed the production level of 879,000 ounces set forth above in this Section
         8.1.14 and (B) in the event the 90-day period described in the immediately preceding subclause (A) ends on a date prior to the last day of a Fiscal Year, the annualized production for such Fiscal Year (based on taking actual production for the days in such Fiscal Year during which such Force Majeure Event (or, if applicable, a prior Force Majeure Event permitted to be used for the purposes of this proviso) was not in effect and multiplying such production by a fraction, the numerator of which would be 365 and the denominator of which would be the number of such days in which such Force Majeure Event (or, if applicable, a prior Force Majeure Event permitted to be used for the purposes of this proviso) was not in effect) would equal or exceed the production level of 879,000 ounces, and

                  (z) the Borrower has not utilized the benefit of this proviso more than twice.

         SECTION 8.1.15. Regulatory Action; Expropriation. (a) Any Governmental Authority shall take any action with respect to the Borrower, the Mines, the operation thereof or the sale of the production therefrom (including any action that would cause any license, permit, consent or other Mining Right to cease to be in full force and effect or to be held to be illegal or invalid and including any action (including the commencement of an action or proceeding) that results or may result in the revocation, termination or substantial and adverse modification of any such license, permit, consent or other Mining Right) which would have a Material Adverse Effect, unless such action is set aside, dismissed or withdrawn within 30 days of its institution or such action is being contested in good faith and its effect is stayed during such contest.

         (b) Any Governmental Authority or other Person purporting to be, or acting as, any Governmental Authority condemns, nationalizes, seizes or otherwise expropriates all or any substantial portion of the property or other assets (including, unpatented mining and millsite claims) of the Borrower or of its share capital or other ownership interests, or assumes custody or control of such property or other assets or of the business or operations of the Borrower to the extent such action (together with any prior or similar action) would prevent the Borrower from carrying on its obligations under the Transaction Documents, and such condemnation, nationalization, seizure, expropriation, assumption or action is not withdrawn, rescinded, reversed, or in the case of any such action with respect to property or assets, the same are not replaced with equivalent property or assets within 30 days.

         SECTION 8.1.16. Abandonment; Mining Rights. (a) The Borrower shall abandon all or any significant portion of its interest in the Mines or surrender, cancel or release, or suffer any termination or cancellation of any of its rights or interests in the Mines, other than as specifically permitted by the Loan Documents or other than as the Borrower and the Mining Consultant shall have certified to the Administrative Agent, the Technical Agent and the Lenders is not required in connection with the Project.

         (b) Any Person other than the Borrower shall acquire or assert a claim to Mining Rights in respect of all or any portion of properties owned or claimed under unpatented mining and millsite claims by the Borrower in connection with the Project, other than (i) Mining Rights affecting any portion of properties that are not material to the development and completion of any Mine as contemplated in the Mine Plans and (ii) such rights or claims as the Technical Agent, the Administrative Agent (in consultation with the Lenders) and the Mining Consultant determine could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and the Borrower and each other Obligor shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

                                   ARTICLE IX
                                   THE AGENTS

         SECTION 9.1. Actions. Each Lender hereby appoints TD as its Administrative Agent and Rothschild as its Technical Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Administrative Agent and the Technical Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto (including the power to release any Lien granted to or held by the Administrative Agent for the benefit of the Lenders with respect to any collateral constituting collateral Disposed of in compliance with this Agreement and the other Loan Documents). Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according to such Lender's proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, to the extent such Agent has not been reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from such Agent's gross negligence or wilful misconduct. Neither the Administrative Agent nor the Technical Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of either the Administrative Agent or the Technical Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. Notwithstanding any provision to the contrary contained elsewhere in any Loan Document, neither the Administrative Agent nor the Technical Agent shall have any duties or responsibilities except those expressly set forth herein, nor shall either such Agent have or deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Loan Document or otherwise exist against either such Agent.

         SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 3:00 p.m., New York time, on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrower) and (in the case of a Lender), at the Federal Funds Rate for the first two Business Days after which such amount has not been repaid and, thereafter, at the interest rate applicable to Loans comprising such Borrowing.

         SECTION 9.3. Exculpation. Neither the Administrative Agent, nor the Technical Agent nor any of their successors or assigns, nor any of their directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by them under this Agreement or any other Loan Document, or in connection herewith or therewith, except for their own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower or any other Obligor of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by either the Administrative Agent or the Technical Agent shall not obligate it to make any further inquiry or to take any action. Each such Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which each such Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 9.4. Successor. The Technical Agent may resign as such upon 15 Business Day's notice to the Borrower and the Administrative Agent, during which time the Administrative Agent shall use its reasonable efforts to appoint a Lender as a successor Technical Agent. If, after such 15 Business Days, the Administrative Agent has been unable to select a Lender that is willing to accept such appointment, the Administrative Agent shall become, without any further action, the Technical Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the

Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000; provided, however, that if, such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of

                  (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the such Agent under this Agreement; and

                  (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

         SECTION 9.5. Loans by the Agents. Each of TD and Rothschild shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent hereunder. TD, Rothschild and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if TD and Rothschild were not Agents hereunder.

         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the

Administrative Agent in accordance with the terms of this Agreement or any other Loan Document.

         SECTION 9.8. Reliance by Agents. Each of the Administrative Agent and the Technical Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram, electronic mail or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, each of the Administrative Agent and the Technical Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. For purposes of applying amounts in accordance with this Article, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into a Lender Hedging Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Secured Obligations owed to such Secured Party under any Lender Hedging Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and the Borrower to the contrary, the Administrative Agent, in acting hereunder and each other Loan Document, shall be entitled to assume that no Lender Hedging Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

         SECTION 9.9. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

         SECTION 9.10. Application of Proceeds. After payment of all amounts then due and payable to the Administrative Agent pursuant to (i) Sections 10.3 and 10.4, (ii) Section 6.3 of the Borrower Security Agreement and the Subsidiary Security Agreements, (iii) Sections 5.10 and 5.13 of each Mortgage and (iv) each similar provision under any other Loan Document, all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, as defined in the Borrower Security Agreement, or of the Encumbered Property, as defined in the Mortgage, shall be applied by the Administrative Agent against, all or any part of the Obligations as follows:

                  (a) first, to the payment and satisfaction of all costs and expenses incurred in connection with the collection of such proceeds;

                  (b) second, to the equal and ratable payment of Obligations, in accordance with each Secured Party's Obligations owing to it under or pursuant to the Credit Agreement or any other Loan Document (including Obligations under or pursuant to any Lender Hedging Agreements of which the Administrative Agent has actual knowledge evidenced by written notice satisfactory to the Administrative Agent from any such Secured Party or the Borrower), applied

                           (i) first to fees and expense reimbursements then due
                  to such Secured Party,

                           (ii) then to interest due to such Secured Party,

                           (iii) then to pay or prepay principal of the Loans
                  (and Reimbursement Obligations) owing to, or to reduce the "credit exposure" of, such Secured Party under such Lender Hedging Agreements, as the case may be, and

                           (iv) then to pay the remaining outstanding
                  Obligations and cash collateralize all Letter of Credit Outstandings,

                  (c) third, without duplication of any amounts paid pursuant to clause (b) above, to the Indemnified Parties to the extent of any amounts owing pursuant to Section 10.4 of the Credit Agreement; and

                  (d) fourth, to be held as additional collateral security until the payment in full in cash of all of the Obligations, the termination or expiration of all Letters of Credit, the termination of all Lender Hedging Agreements and the termination of all Commitments, after which such remaining cash proceeds shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

         For purposes of this Section, the "credit exposure" at any time of any Secured Party with respect to a Lender Hedging Agreement to which such Secured Party is a party shall be determined at such time in accordance with the customary methods of calculating credit exposure under similar arrangements by the counterparty to such arrangements, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Lender Hedging Agreement.

         SECTION 9.11. Sub-Agents. Without limiting any other rights that the Administrative Agent may have, the Administrative Agent may appoint, upon notice in writing to the Borrower, any Person to act as a sub-agent with such rights (including the right to remuneration and indemnity), duties and obligations of the Administrative Agent as may be conferred or imposed by the Administrative Agent to or on such sub-agent in the applicable instrument of appointment;

provided that in performing such duties or obligations such sub-agent shall not be held to any lesser standard of care than that which the Administrative Agent would have otherwise been held. The Administrative Agent shall not be responsible for the acts or omissions of any such sub-agent that it selects with reasonable care. The possession of any collateral by any such sub-agent shall be deemed to be possession by the Administrative Agent. The Administrative Agent may agree to pay such sub-agents reasonable fees, together with any reasonable costs, charges, liabilities and expenses incurred by such sub-agents in performing their functions as such sub-agents, and such fees, costs, charges, liabilities and expenses shall for purposes of this Agreement and the other Loan Documents be treated as costs, charges, liabilities and expenses incurred by the Administrative Agent. The Borrower hereby agrees to promptly execute and deliver all documents related to the appointment of a sub-agent that may be necessary, or that the Administrative Agent may reasonably request, in order to effectuate such appointment and allow any such sub-agent to perform its functions as a sub-agent.

         SECTION 9.12. Release of Collateral. Each Secured Party irrevocably authorizes the Administrative Agent at its option and in its discretion, to release any Guarantor from its obligations under the Subsidiary Guaranty and any Lien granted to or held by or in favor of the Administrative Agent for the benefit of the Secured Parties upon the occurrence of the Termination Date or in connection with (i) collateral under the Loan Documents being Disposed of or
(ii) the release of any Guarantor so long as, in either the case of clause (i) or (ii), such Disposition or release is otherwise permitted under the terms of a Loan Document; provided, however, that the Administrative Agent may, prior to any such release, request that the Borrower certify in a written notice delivered to the Administrative Agent (with such detail as the Administrative Agent may reasonably request) that the Disposition or release is made in compliance with the terms of the Loan Documents. In addition, each Secured Party irrevocably authorizes the Administrative Agent to subordinate any Lien granted to or held by or in favor of the Administrative Agent for the benefit of the Secured Parties to conservation easements granted by the Borrower and its Subsidiaries pursuant to the requirements of the Good Neighbor Agreement, and to execute and deliver all instruments and documents necessary to effect the same, so long as (x) the Borrower has furnished to the Administrative Agent an officer's certificate certifying (with such supporting documentation as the Administrative Agent may reasonably require) that the granting of each such conservation easement will not (1) adversely affect in any material respect the Borrower's ability to meet any aspect of the Mine Plans then in effect or the Borrower's present or future operations, (2) adversely affect in any material respect the rights and remedies for any Secured Party under any Loan Document and (3) adversely affect in any material respect the market value of the real property interests that would be burdened by such easement and (y) the Administrative Agent is reasonably satisfied that the contents of such officer's certificate are true and correct. Upon request by the Administrative Agent at any time, each Secured Party will confirm in writing the Administrative Agent's authority to release any Guarantor or release or subordinate particular types or items of collateral under the Loan Documents pursuant to this Section 9.12.

         SECTION 9.13. Documentation Agent. The Lender identified in this Agreement as the "Documentation Agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to all

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Lenders as Lenders. Without limiting the effect of any provision set forth in this Article IX, the Lender so identified as the "Documentation Agent" shall not have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified as the "Documentation Agent" in deciding to enter into this Agreement and or any Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement (including the Schedules hereto (other than Schedule II hereto, which may be modified in accordance with Section 10.2 or Section 10.11.1)) and of each other Loan Document (other than Lender Hedging Agreements, Letters of Credit, the Commitment Letter and the Fee Letter (which documents may be amended or otherwise modified in accordance with the terms thereof)) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

                  (a) modify this Section 10.1 without the consent of all Lenders;

                  (b) increase the aggregate amount of any Lender's Percentage of any Commitment Amount, increase the aggregate amount of any Loans required to be made by a Lender pursuant to its Commitments, extend the final Commitment Termination Date of Credit Extensions made (or participated in) by a Lender or reduce any fees described in Article III payable to any Lender without the consent of such Lender;

                  (c) extend the due date for any scheduled repayment of principal of any Lender's Loan, or reduce the principal amount of, prepayment premium with respect to or rate of interest on any Lender's Loan or extend the date on which interest, premium or fees are payable in respect of such Lender's Loans, in each case, without the consent of such Lender (it being understood and agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders (as defined in clause (b) of the definition thereof));

                  (d) amend, modify or waive provisions of clause (a)(i), (c),
         (d), (e), (f), (g) or (h) of Section 3.1.1 or clause (b) of Section 3.1.2, in any case in such a manner as to adversely affect the rights of the Lenders participating in any particular Tranche differently from the rights of Lenders participating in any other Tranche without the consent of the Lenders holding more than 50% of the aggregate amount of Loans (or, in the case no Loans are then outstanding with respect to a Tranche, the Commitments) outstanding under the Tranche or Tranches adversely affected by such amendment, modification or waiver (provided that, in addition to (an not in limitation of) the requirements of this clause (d), any amendment, modification or waiver of the provisions of clause (c), (d), (e) or (f) of Section 3.1.1 or clause (b) of
         Section 3.1.2 that would adversely affect the rights of Lenders holding Term A Loans or Revolving Loan Commitments from receiving a mandatory prepayment of Term A Loans or a permanent reduction of the Revolving Loan Commitment Amount pursuant to such provisions shall require the consent of Lenders holding more than 50% of the sum of the Revolving Loan Commitment Amount and the aggregate principal amount of Term A Loans then outstanding);

                  (e) reduce the percentage set forth in the definition of "Required Lenders" or any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

                  (f) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;

                  (g) except as otherwise expressly provided in this Agreement or another Loan Document, release (i) any Guarantor from its obligations under a Guaranty (it being understood that the Administrative Agent may release the Guaranty of a Subsidiary Guarantor in connection with a Disposition of all, or substantially all, of the Capital Stock of such Subsidiary Guarantor in a transaction permitted by Section 7.2.11) or (ii) all or any substantial part of the collateral under the Loan Documents, in either case without the consent of all Lenders; or

                  (h) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent), the Technical Agent (in its capacity as the Technical Agent) or any Issuer (in its capacity as Issuer), unless consented to by the Administrative Agent, Technical Agent or such Issuer, as the case may be.

No failure or delay on the part of the Administrative Agent, the Technical Agent, any Issuer or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower or any other Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Technical Agent, any Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or on
Schedule II hereto or, in the case of a Lender that becomes a party hereto after the date hereof, as set forth in the Lender Assignment Agreement pursuant to which such Lender becomes a Lender hereunder or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and

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properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

         SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of each Agent (including the fees and out-of-pocket expenses of counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with

                  (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

                  (b) the filing, recording, refiling or rerecording of any Loan Document and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or the terms of any Loan Document;

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document;

                  (d) any inspection, visit, review, examination, testing or evaluation performed by the Mining Consultant for purposes of preparing any reports, certificates or other information with respect to the Project; and

                  (e) the syndication of the Commitments and Loans.

The Borrower further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, or the issuance of the Notes, Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse each Secured Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to each Secured Party) incurred by such Secured Party in connection with (x) the negotiation of any restructuring or "work-out" with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, the Borrower hereby indemnifies, exonerates and holds each Agent, TDSI, each Secured Party, and each of their respective successors and assigns, and each of their respective officers, directors, employees and agents, and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Exchange Act (collectively, the "Indemnified Parties") free and

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harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements and agrees to pay all such costs, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transaction;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that any such action is resolved in favor of such Indemnified Party);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material;

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary; or

                  (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Notes and any transfer of the property of the Borrower or any of its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, the Borrower or such Subsidiary);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct (as determined by a court of competent jurisdiction in a final proceeding). In furtherance of (and not in limitation
of) the foregoing, the Borrower agrees to reimburse each Indemnified Party for all legal or other expenses incurred in connection with investigating, defending, or participating in an action or other proceeding relating to an Indemnified Liability (whether or not such Indemnified Party is a party to such action or proceeding), other than expenses incurred in connection with an Indemnified Liability arising from such Indemnified Party's gross negligence or willful misconduct (as determined by a court of competent jurisdiction). The Borrower and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Secured Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, the Borrower's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of the Borrower with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent.

         SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT (INCLUDING PROVISIONS WITH RESPECT TO INTEREST, LOAN CHARGES AND COMMITMENT FEES), OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND SUCH OTHER LOAN DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL EACH BE DEEMED TO BE A CONTRACT MADE

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UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH
PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98 -- INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP RULES") AND, AS TO MATTER NOT GOVERNED BY THE ISP RULES, THE LAWS OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR MORTGAGE UNDER A LOAN DOCUMENT, OR REMEDIES UNDER A LOAN DOCUMENT IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

         SECTION 10.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with this the terms set forth below.

         SECTION 10.11.1. Assignments. Any Lender, pursuant to a Lender Assignment Agreement,

                  (a) with the consent of the Borrower, the Administrative Agent and (in the case of any assignment of Revolving Loan Commitments and related participations in Letters of Credit and Letter of Credit Outstandings) the Issuer (which consents shall not be unreasonably delayed or withheld and, which consent, in the case of the Borrower, shall not be required during the continuation of an Event of Default; provided, however, that, in the case of any assignment of Revolving Loan Commitments and related participations in Letters of Credit and Letter of Credit Outstandings, the Administrative Agent, the Issuer and the Borrower may withhold such consent in their sole discretion to an assignment to a Person not satisfying the credit ratings set forth in the last paragraph of this Section 10.11.1) may at any time assign and delegate to one or more Eligible Assignees; and

                  (b) upon notice to the Borrower, the Administrative Agent and the Issuer, upon the Administrative Agent's acknowledgment of a Lender Assignment Agreement, may assign and delegate to any of its Affiliates or Related Funds or to any other Lender or any of their Affiliates or Related Funds (provided that, in the case of any assignment of Revolving Loan Commitments and related participations in Letters of Credit and Letter of Credit Outstandings under this clause (b), (x) the consent of the Issuer shall be required in the event such assignment is to a Related Fund or a Person not satisfying the credit ratings set forth in the last paragraph of this Section 10.11.1 and (y) the consent of the Borrower shall be required (except during the continuance of an Event of Default) in the event such assignment is to a Related Fund)

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's Loans, Commitments and participations in Letters of Credit and Letter of Credit Outstandings (which assignment and delegation shall be, as among Revolving Loan Commitments and related participations in Letters of Credit and Letter of Credit Outstandings, of a constant, and not a varying, percentage) in a minimum aggregate amount equal to (i) the relevant Assignment Threshold or (ii) the then remaining amount of such Lender's Loans and Commitments (provided that no minimum amount shall be required in the case of any assignment between two Lenders). Each Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with a Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                           (i) notice of such assignment and delegation,
                  together with (A) payment instructions, (B) the Internal Revenue Service forms or other statements contemplated or required to be delivered pursuant to Section 4.6, if applicable, and (C) addresses and related information with respect to such Assignee Lender, shall have been delivered to the Borrower and the Administrative Agent by such assignor Lender and such Assignee Lender;

                           (ii) such Assignee Lender shall have executed and
                  delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

                           (iii) the processing fees described below shall have
                  been paid.

         From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received and accepted an executed Lender Assignment Agreement (and if requested by the Assignee Lender), but subject to clause (i) above, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder (and if requested by such Lender), a replacement Note in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, the Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark each predecessor Note "exchanged" and deliver each of them to the Borrower. Accrued interest on that part of each predecessor Note evidenced by a new Note, and accrued fees, shall be paid as provided in the applicable Lender Assignment Agreement. Accrued interest on that part of each predecessor Note evidenced by a replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee in the amount of $3,500 to the Administrative Agent upon delivery of any Lender Assignment Agreement (provided that (i) such processing fee shall not be required in the case such Assignee Lender is an Affiliate of such assignor Lender or a Related Fund of such assignor Lender and (ii) in the case of assignments on the same day by such assignor Lender to more than one Related Fund of such assignor Lender, only a single $3,500 processing fee shall be required for all such assignments by such assignor Lender to such Related Funds for such day). Any attempted assignment and delegation not made in accordance with this Section shall be null and void. Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of the Borrower or the Administrative Agent) pledge its Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank. In the case of any Lender that is a fund that is regularly engaged in making, purchasing or investing in loans, such Lender may, without the consent of the Borrower or the Administrative Agent, pledge all or any portion of its interests in the Term Loans (including any Notes or any other instrument evidencing such Term Loans and its rights as a Lender under this Agreement in respect thereof) to any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 10.11.1 concerning assignments.

         In the event that S&P or Moody's shall, after the date that any Person becomes a Lender holding a Revolving Loan Commitment, downgrade the long-term certificate of deposit ratings of such Lender such that the resulting ratings shall be below BBB- or Baa3, respectively, or the equivalent, or in the event a Lender is then subject to a Lender Default, then the Borrower and each Issuer shall each have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Eligible Assignee (a "Replacement Lender") acceptable to the Borrower and the Administrative Agent (such consents not to be unreasonably withheld or delayed; provided that no such consent shall be required if the Replacement Lender is an existing Lender), and upon any such downgrading of any Lender's long-term certificate of deposit rating or occurrence and continuance of a Lender Default, each such Lender hereby agrees to transfer and assign (in accordance with Section 10.11.1) all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations) to such Replacement Lender; provided, however, that (i) no such assignment shall be required if such assignment would conflict with any applicable law or regulation, (ii) such assignment shall be without recourse, representation or warranty (other than that such Lender owns the Commitments, Loans and

Notes being assigned, free and clear of any Liens) and (iii) the purchase price paid by the Replacement Lender shall be in the amount of such Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts (if any) demanded and unreimbursed under Sections 4.3, 4.5 and 4.6, which shall be paid by the Borrower), owing to such Lender hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement.

         SECTION 10.11.2. Participations. Any Lender may sell, without the consent of the Borrower or the Administrative Agent, to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                  (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                  (c) the Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                  (d) no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (a), (b), (f) or, to the extent requiring the consent of each Lender, clause (c) of
         Section 10.1; and

                  (e) the Borrower shall not be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

         The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 7.1.1, 10.3 and 10.4, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to Section 4.3, 4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on the Borrower for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such

Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form 1001 or 4224 (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

         SECTION 10.11.3. Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this Section, to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and the Notes evidencing such Loans, and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to this Section. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's or any other Obligor's Obligations in respect of such Loans or Notes. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan and related Note is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto and the Notes evidencing such Loans may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans or the Notes evidencing such Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto or the Notes evidencing such Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

         SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.13. Independence of Covenants. All covenants contained in this Agreement or any other Loan Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH,

THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, ANY ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK, SITTING IN THE COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10011, AS ITS AGENT TO RECEIVE, ON THE BORROWER'S BEHALF AND ON BEHALF OF ITS PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY AGREES THAT IN THE EVENT THE PROCESS AGENT IS NO LONGER RESIDENT IN NEW YORK, NEW YORK, IT SHALL APPOINT A SUCCESSOR PROCESS AGENT RESIDENT IN NEW YORK, NEW YORK, REASONABLY ACCEPTABLE TO THE AGENTS, WHICH SUCCESSOR PROCESS AGENT SHALL THEREAFTER BE THE PROCESS AGENT HEREUNDER. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 10.15. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER, EACH ISSUER AND THE BORROWER HEREBY KNOWINGLY,

VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, SUCH ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                             STILLWATER MINING COMPANY,
                                  as the Borrower


                             By: /s/ James A. Sabala
                                ----------------------------------------------
                                  Name:  James A. Sabala
                                  Title: Vice President and Chief Financial
                                         Officer

                             Address:     1200 Seventeenth Street
                                          Suite 900
                                          Denver, Colorado 80202

                                          Attention:  James A. Sabala
                                          Telephone:  (303) 352-2066
                                          Facsimile:  (303) 352-2095


                             TORONTO DOMINION (TEXAS), INC., as the
                                  Administrative Agent


                             By: /s/ Lynn Chasin
                                ----------------------------------------------
                                  Name:  Lynn Chasin
                                  Title: Vice President

                             Address:     Toronto Dominion (Texas), Inc.
                                          c/o TD Securities (USA) Inc.
                                          909 Fannin
                                          Suite 1700
                                          Houston, Texas 77010

                                          Attention:  Lynn Chasin
                                          Telephone:  (713) 427-8531
                                          Facsimile:  (713) 951-9921
                                    with a copy to:

                                                 TD Securities (USA) Inc.
                                                 31 West 52nd Street
                                                 New York, New York 10019

                                                 Attention:  William Hunter
                                                 Telephone:  (212) 827-7565
                                                 Facsimile:  (212) 827-7245



                                    N M ROTHSCHILD & SONS LIMITED,
                                         as the Technical Agent



                                    By: /s/ C. Coleman
                                       ---------------------------------------
                                         Name:  C. Coleman
                                         Title: Director

                                    By: /s/ D. W. Street
                                       ---------------------------------------
                                         Name:  D. W. Street
                                         Title: Assistant Director

                                    Address:     N M Rothschild & Sons Limited
                                                 New Court, St. Swithin's Lane
                                                 London, England EC4P 4DU

                                                 Telephone:  44-20-7280-5181
                                                 Facsimile:  44-20-7280-5451

                                       LENDERS:



                                       TORONTO DOMINION (TEXAS), INC.


                                       By: /s/ Lynn Chasin
                                          ------------------------------------
                                            Name:  Lynn Chasin
                                            Title: Vice President

                                  N M ROTHSCHILD & SONS LIMITED



                                  By: /s/ C. Coleman
                                     -------------------------------------
                                       Name:  C. Coleman
                                       Title: Director

                                  By: /s/ D. W. Street
                                     -------------------------------------
                                       Name:  D. W. Street
                                       Title: Assistant Director

                                  WESTDEUTSCHE LANDESBANK
                                  GIROZENTRALE, NEW YORK BRANCH



                                  By: /s/ Michael P. Sassos
                                     -------------------------------------
                                       Name:  Michael P. Sassos
                                       Title: Associate Director

                                  By: /s/ Sharon M. Maharg
                                     -------------------------------------
                                       Name:  Sharon M. Maharg
                                       Title: Associate Director

                                  THE CHASE MANHATTAN BANK



                                  By: /s/ Peter S. Predun
                                     -------------------------------------
                                       Name:  Peter S. Predun
                                       Title: Vice President

                                  STANDARD BANK LONDON LIMITED



                                  By: /s/ D. M. Newport
                                     -------------------------------------
                                       Name:  D. M. Newport
                                       Title: Head of Mining Finance


                                  By: /s/ Kelvin Russell
                                     -------------------------------------
                                       Name:  Kelvin Russell
                                       Title: Assistant General Manager

                                  PRINCIPAL LIFE INSURANCE COMPANY



                                  By: /s/ John C. Heny
                                     -------------------------------------
                                       Name:  John C. Heny
                                       Title: Counsel


                                  By: /s/ Dennis D. Ballard
                                     -------------------------------------
                                       Name:  Dennis D. Ballard
                                       Title: Counsel

                                  Stein Roe Farnham Incorporated, as agent for
                                     KEYPORT LIFE INSURANCE COMPANY



                                  By: /s/ Brian W. Good
                                     -------------------------------------
                                       Name:  Brian W. Good
                                       Title: Senior Vice President and
                                              Portfolio Manager

                                  STEIN ROE FARNHAM CLO I LTD,
                                      by Stein Roe Farnham Incorporated,
                                      as Portfolio Manager



                                  By:
                                     -------------------------------------
                                       Name:
                                       Title:

                                  STEIN ROE FLOATING RATE LIMITED
                                      LIABILITY COMPANY



                                  By: /s/ Brian W. Good
                                     -------------------------------------
                                       Name:  Brian W. Good
                                       Title: Senior Vice President and
                                              Portfolio Manager

                                  LIBERTY-STEIN ROE FLOATING RATE
                                     ADVANTAGE FUND, By Stein Roe &
                                     Farnham Incorporated, as Advisor



                                  By: /s/ Brian W. Good
                                     -------------------------------------
                                       Name:  Brian W. Good
                                       Title: Senior Vice President and
                                              Portfolio Manager

                                  SRF 2000 LLC



                                  By: /s/ Ann E. Morris
                                     -------------------------------------
                                       Name:  Ann E. Morris
                                       Title: Assistant Vice President

                                  SRF TRADING, INC.



                                  By: /s/ Ann E. Morris
                                     -------------------------------------
                                       Name:  Ann E. Morris
                                       Title: Assistant Vice President

                                  MUIRFIELD TRADING LLC



                                  By: /s/ Ann E. Morris
                                     -------------------------------------
                                       Name:  Ann E. Morris
                                       Title: Assistant Vice President

                                  OLYMPIC FUNDING TRUST, SERIES 1999-1



                                  By: /s/ Ann E. Morris
                                     -------------------------------------
                                       Name:  Ann E. Morris
                                       Title: Authorized Agent

                               SEQUILS-CUMBERLAND I, LTD.
                               By: Deerfield Capital Management, L.L.C. as its
                                   Collateral Manager



                               By: /s/ Dan Hattori
                                  -------------------------------------
                                    Name:  Dan Hattori
                                    Title: Vice President

                                  KZH ING-1 LLC



                                  By: /s/ Peter Chin
                                     -------------------------------------
                                       Name:  Peter Chin
                                       Title: Authorized Agent

                                  KZH ING-2 LLC



                                  By: /s/ Peter Chin
                                     -------------------------------------
                                       Name:  Peter Chin
                                       Title: Authorized Agent